EXECUTION COPY















                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                TAS HOLDING, INC.

                                       AND

                          TIMCO AVIATION SERVICES, INC.

                            DATED AS OF JULY 31, 2006





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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I       THE MERGER..................................................3

     Section 1.01.   The Merger.............................................3

     Section 1.02.   Closing................................................3

     Section 1.03.   Effective Time.........................................3

     Section 1.04.   Effects of the Merger..................................3

     Section 1.05.   Certificate of Incorporation; By-laws..................3

     Section 1.06.   Directors and Officers.................................3

     Section 1.07.   Conversion of Securities...............................4

     Section 1.08.   Treatment of Options, Warrants.........................4

     Section 1.09.   Dissenting Shares......................................5

     Section 1.10.   Surrender of Shares; Payment; Stock Transfer Books.....6

     Section 1.11.   Subsequent Actions.....................................8

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............9

     Section 2.01.   Organization and Qualification; Subsidiaries...........9

     Section 2.02.   Certificate of Incorporation and By-laws...............9

     Section 2.03.   Capitalization.........................................9

     Section 2.04.   Authority Relative to the Transactions................10

     Section 2.05.   No Conflict; Required Filings and Consents............11

     Section 2.06.   SEC Filings; Financial Statements.....................12

     Section 2.07.   Absence of Certain Changes or Events..................13

     Section 2.08.   Absence of Litigation.................................14

     Section 2.09.   Employee Benefit Plans................................14

     Section 2.10.   Property; Title to Assets.............................16

     Section 2.11.   Taxes.................................................17

     Section 2.12.   Material Contracts....................................18

     Section 2.13.   Environmental Matters.................................19

     Section 2.14.   Labor and Employment Matters..........................20

     Section 2.15.   Permits; Compliance...................................21

     Section 2.16.   Intellectual Property.................................21

     Section 2.17.   Insurance.............................................22

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          PAGE

     Section 2.18.   Opinion of Financial Advisor..........................22

     Section 2.19.   Brokers...............................................23

     Section 2.20.   Antitakeover Provisions and Rights Agreements.........23

     Section 2.21.   Investment Companies..................................23

     Section 2.22.   Transactions With Affiliates..........................23

     Section 2.23.   Certain Business Practices............................23

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF TAS.....................24

     Section 3.01.   Corporate Organization................................24

     Section 3.02.   Authority Relative to the Transactions................24

     Section 3.03.   No Conflict; Required Filings and Consents............24

     Section 3.04.   Governmental Consents.................................25

     Section 3.05.   Financing.............................................25

     Section 3.06.   Brokers...............................................25

     Section 3.07.   Interim Operations of TAS.............................25

     Section 3.08.   Litigation............................................25

     Section 3.09.   Stock Ownership and Contribution......................25

ARTICLE IV      CONDUCT OF BUSINESS PENDING THE MERGER.....................26

     Section 4.01.   Conduct of Business by the Company Pending the Merger.26

     Section 4.02.   Advice of Changes; Government Filings.................29

     Section 4.03.   Tax Matters...........................................30

ARTICLE V       ADDITIONAL AGREEMENTS......................................31

     Section 5.01.   Stockholders' Meeting.................................31

     Section 5.02.   Approval of TAS.......................................31

     Section 5.03.   Proxy/Information Statement...........................32

     Section 5.04.   Merger Without Meeting of Stockholders................33

     Section 5.05.   Access to Information.................................34

     Section 5.06.   No Solicitation of Transactions.......................34

     Section 5.07.   Directors' and Officers' Indemnification; Insurance...38

     Section 5.08.   Further Action; Reasonable Best Efforts...............39

     Section 5.09.   Public Announcements..................................40

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                                TABLE OF CONTENTS
                                   (continued)
                                                                          PAGE

     Section 5.10.   Takeover Statute......................................40

     Section 5.11.   Financing.............................................40

     Section 5.12.   Disposition of Litigation.............................40

ARTICLE VI      CONDITIONS TO THE MERGER...................................41

     Section 6.01.   Mutual Conditions to the Merger.......................41

     Section 6.02.   Conditions to Obligations of TAS......................41

     Section 6.03.   Conditions to Obligations of the Company..............42

ARTICLE VII     TERMINATION, AMENDMENT AND WAIVER..........................43

     Section 7.01.   Termination...........................................43

     Section 7.02.   Effect of Termination.................................44

     Section 7.03.   Fees and Expenses.....................................44

     Section 7.04.   Amendment.............................................46

     Section 7.05.   Waiver................................................46

ARTICLE VIII    GENERAL PROVISIONS.........................................46

     Section 8.01.   Non-Survival of Representations and Warranties........46

     Section 8.02.   Company Stock Purchase................................46

     Section 8.03.   Notices...............................................47

     Section 8.04.   Certain Definitions...................................48

     Section 8.05.   Severability..........................................54

     Section 8.06.   Entire Agreement; Assignment..........................54

     Section 8.07.   Parties in Interest...................................54

     Section 8.08.   Specific Performance..................................54

     Section 8.09.   Governing Law.........................................54

     Section 8.10.   Waiver of Jury Trial..................................55

     Section 8.11.   Headings..............................................55

     Section 8.12.   Counterparts..........................................55

     Section 8.13.   Interpretation........................................55


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                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of July 31, 2006 (this "Agreement"), is among TAS HOLDING, INC., a Delaware corporation ("TAS"), and TIMCO AVIATION SERVICES, INC., a Delaware corporation (the "Company").

         WHEREAS, the Board of Directors of TAS, a Special Committee (the "Special Committee") of the Board of Directors of the Company (with authority delegated by the Board of Directors of the Company, hereinafter the "Company Board"), and the Company Board have each determined that it is in the best interests of their respective stockholders to enter into this Agreement providing for the merger (the "Merger") of TAS with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Special Committee has recommended that the Company Board approve this Agreement and declare its advisability and approve the Merger in accordance with the DGCL, upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Boards of Directors of TAS and the Company Board have each approved this Agreement and declared its advisability and approved the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein;

         WHEREAS, pursuant to a Restructuring Agreement dated as of April 16, 2006 between the Company, TAS and the TAS Stockholders (the "Restructuring Agreement") the TAS Stockholders acquired from Monroe Capital Advisors LLC indebtedness of the Company in the approximate amount of $18.4 million (the "Monroe Debt") and amended the terms of the Monroe Debt to decrease the interest rate and fees payable thereunder and to waive certain existing events of default under the Monroe Debt for the benefit of the Company and advanced to the Company additional working capital in the amount of $6.0 million thereunder (the "Term C Loan" and together with the Monroe Debt, the "LJH Debt"), which in turn allowed the Company to amend the terms of its indebtedness to CIT Group/Business Credit, Inc. (the "CIT Debt") to resolve certain existing events of default and to increase the amount of funding available under that facility;

         WHEREAS, TAS and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, capitalized terms not defined in the context in the Section in which they first appear shall have the meanings set forth in Section 8.03.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, TAS and the Company hereby agree as follows:


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                                   ARTICLE I

                                   THE MERGER

          SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), TAS shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of TAS shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          SECTION 1.02  CLOSING.

         (a)..LOCATION AND TIME. The closing of the Merger (the "Closing") shall take place no later than the second Business Day after satisfaction or waiver (as permitted by this Agreement and applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Bracewell & Giuliani LLP, 500 N. Akard, Suite 4000, Dallas, Texas 75201, unless another place is agreed to in writing by the parties hereto.

         (b) CLOSING DELIVERIES. At the Closing, including any Closing contemplated by Section 5.04 of this Agreement, the Company and TAS shall make the following deliveries:

         (i) The Company shall deliver to TAS a certificate of the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of the Company, certifying that:

         (A) the representations and warranties of the Company set forth in this Agreement, disregarding all materiality and Company Material Adverse Effect qualifiers (except as set forth in Section 2.07(b)), are true and correct, in each case as of the date of this Agreement and at and as of the Effective Time, as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event as of such specified date), except for failures to be true and correct which would not, individually or in the aggregate, have a Company Material Adverse Effect and which result, or would reasonably be expected to result, in costs or losses to the Company, together with any costs or losses to the Company referenced in Subsection (B) next following, aggregating in excess of $5 million, in each case determined on the basis of cash out-of-pocket costs to the Company and its Subsidiaries;

         (B) the Company has performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing, provided that each of such obligations, agreements and covenants shall be deemed to have been performed in all material respects so long as the costs or losses to the Company arising from any breach of any thereof, or which would reasonably be expected to result in costs or losses to the Company, together with costs or losses to the Company referenced in Subsection (A) above, do not in the aggregate exceed $5 million, in each case determined on the basis of cash out-of-pocket costs to the Company and its Subsidiaries; and

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         (C)  There has not occurred a Closing Material Adverse Effect.

         (ii) The Company shall deliver to TAS an executed original copy of the fairness opinion from Houlihan Lokey Howard & Zukin as described in Section
2.18 that has not been withdrawn.

         (iii) The Company shall deliver to TAS an executed original copy of the opinion of Akerman & Senterfitt LLP, counsel to the Company, as to the matters addressed in Sections 2.01(a) and (c), 2.03, 2.04 and 2.05, in form and substance reasonably acceptable to TAS and its counsel.

         (iii) TAS shall deliver to the Company a certificate of the Chief Executive Officer of TAS, certifying that:

         (A) the representations and warranties of TAS set forth in this Agreement, disregarding all materiality and TAS Material Adverse Effect qualifiers, are true and correct, in each case as of the date of this Agreement and at and as of the Effective Time, as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event as of such specified date), except for failures to be true and correct which would not, individually or in the aggregate, reasonably be expected to have a TAS Material Adverse Effect; and

         (B) TAS has performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing.

SECTION 1.03 EFFECTIVE TIME. At the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger) being the "Effective Time").

SECTION 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and TAS shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and TAS shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.05 CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in EXHIBIT A hereto, until thereafter amended in accordance with its terms and applicable Law. At the Effective Time, the By-laws of the Surviving Corporation shall be amended in their entirety to read as set forth in EXHIBIT B hereto, until thereafter duly amended in accordance with their terms and applicable Law.


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SECTION 1.06  DIRECTORS AND OFFICERS. The directors of TAS immediately prior to the Effective Time shall, at the Effective Time, become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

SECTION 1.07 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of TAS, the Company or the holders of any of the following securities:

          (a) each share of common stock, par value $0.001 per share, of the Company ("Company Common Stock", and such shares, "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.07(b) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive $4.00 in cash, without interest (the "Per Share Merger Consideration");

          (b) each Share held in the treasury of the Company and each Share owned by TAS or its stockholders immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

          (c) each share of common stock, par value $0.001 per share, of TAS issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation ("Surviving Corporation Shares").

SECTION 1.08  TREATMENT OF OPTIONS, WARRANTS

          (a) TERMINATION. Between the date of this Agreement and the Effective Time, the Company shall take all necessary action (which shall be effective as of the Effective Time) to:

          (i) terminate (effective as of the Effective Time) each of the Company's stock option plans and restricted stock purchase plans, including but not limited to those included on DISCLOSURE SCHEDULE 2.03, and, to the extent that it may legally do so, to terminate each stock option agreement and restricted stock purchase agreement granted otherwise than under such plans, each as amended through the date of this Agreement (collectively, the "Company Stock Plans"); and

          (ii) cancel, as of the Effective Time, each outstanding option to purchase Shares of Company Common Stock granted under the Company Stock Plans (each, a "Company Stock Option") that is outstanding and unexercised, whether or not vested or exercisable, as of such date (in each case, without the creation of additional liability to the Company or any of its Subsidiaries) and each right to purchase Company Stock under any restricted stock purchase plan, to the extent that it may legally do so.


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          (b) TREATMENT OF OUTSTANDING OPTIONS, WARRANTS, CONVERSION RIGHTS.

          (i) As of the Effective Time, each holder of a Company Stock Option that is not cancelled by agreement with the Company on or immediately prior to the Effective Time pursuant to Section 1.08(a) shall be entitled to receive from the Surviving Corporation an amount of cash, without interest (the "Option Consideration"), equal to the product of:

          (A) the total number of Shares subject to such Company Stock Option, multiplied by

          (B) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share of such Company Stock Option (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less applicable withholding taxes, and upon payment of such amount to the holder of a Company Stock Option, such Company Stock Options will be deemed cancelled and of no further legal effect; provided that with respect to the 47,083 Shares issuable pursuant to the LJH Warrant, (as defined in the Company SEC Reports, the "LJH Warrant"), such payment shall be due upon the conversion of the Company Convertible Debt into Shares in accordance with the terms of the Company Convertible Debt and the LJH Warrant.

          (ii) As of the Effective Time, each holder of a warrant or other right to purchase Shares that is not cancelled by agreement with the Company on or immediately prior to the Effective Time pursuant to Section 1.08(a) (a "Company Stock Purchase Right") having an exercise or purchase price that is less than the Per Share Merger Consideration shall be entitled to receive from the Surviving Corporation an amount of cash, without interest (the "Purchase Right Consideration"), equal to the product of:

          (A) the total number of Shares subject to such Company Stock Purchase Right, multiplied by

          (B) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share of such Company Stock Purchase Right (with the aggregate amount of such payment to the holder to be rounded to the nearest cent), less applicable withholding taxes, and upon payment of such amount to the holder of a Company Stock Purchase Right, such Company Stock Purchase Right will be deemed cancelled and of no further legal effect.

          (iii) As of the Effective Time, each holder of a Company Stock Option that is not cancelled by agreement with the Company on or immediately prior to the Effective Time pursuant to Section 1.08(a) and which has an exercise price per Share that is equal to or greater than the Per Share Merger Consideration shall, as of the Effective Time of the Merger, be entitled to an aggregate payment of $100.00 in cash with respect to all such Company Stock Options held as of the Effective Time, and all such Company Stock Options shall be deemed cancelled and of no further force or effect upon such payment.

          (iv) The right to receive Shares upon conversion at maturity pursuant to the Company's 8% Senior Subordinated Convertible PIK Notes due December 31, 2006 issued pursuant to an Indenture, dated as of February 28, 2002, among TIMCO Aviation Services, Inc., the Trustee and the Subsidiary Guarantors named therein, as amended, and the Company's 8% Junior Subordinated Convertible PIK Notes due January 1, 2007, issued pursuant to an Indenture, dated as of September 20, 2002, among TIMCO, the Trustee and the Subsidiary


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Guarantors named therein, as amended (together, the "Company Convertible Debt"), will be unchanged by the Merger and will continue to exist pursuant to such Indentures, such that each right to receive a Share pursuant to such Indentures prior to the Merger will after the Merger represent the right to receive one share of common stock, $.001 par value per share, of the Surviving Corporation.

          (v) To the extent that the right to receive Shares upon exercise of any Company Stock Option or Company Stock Purchase Right is not extiguished upon the effectiveness of the Merger pursuant to this Section 1.08, each right to receive a Share pursuant to such Company Stock Option or Company Stock Purchase Right prior to the Merger will, after the Merger, represent the right to receive one share of common stock, $.001 par value per share, of the Surviving Corporation.

         (c) CONSENTS TO TRANSACTION. The Company agrees to use its reasonable best efforts to obtain written agreements from each holder of a Company Stock Option to accept the treatment described in Section 1.08(b) with respect to such Company Stock Option.

SECTION 1.09  DISSENTING SHARES.

          (a) RIGHT. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Shares who have not voted in favor of or consented to the Merger and who have properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration, and the holders thereof shall be entitled to receive the "fair value" of such Shares as provided in Section 262 of the DGCL; provided, however, that if, after the Effective Time, any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw, or lose such stockholder's rights under
Section 262 of the DGCL, such stockholder's Shares shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Per Share Merger Consideration without any interest thereon.

          (b) NOTICE OF DEMAND. The Company shall give TAS prompt notice of any notice received by the Company of intent to demand appraisal of any Shares, withdrawals of such notices and any other instruments served pursuant to Section 262 of the DGCL and received by the Company. TAS shall have the right to participate in and to direct all negotiations and proceedings with respect to the exercise of appraisal rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of TAS or as otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction, make any payment with respect to any such exercise of appraisal rights or offer to settle or settle any such rights.

SECTION 1.10  SURRENDER OF SHARES; PAYMENT; STOCK TRANSFER BOOKS.

          (a) ESCROW. Pursuant to the Escrow Agreement, dated July 31, 2006, by and among the Company, TAS and American Bank of Texas (the "Escrow Agent") in the form attached hereto as EXHIBIT C (the "Escrow Agreement"), TAS has deposited $10,006,524 in cash of its funds from which the Per Share Merger Consideration will be paid.


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          (b) PAYING AGENT. TAS shall on or before the Effective Time designate by written notice to the Company a bank or other financial institution to act as agent (the "Paying Agent"), which Paying Agent shall be reasonably acceptable to the Company, to receive certificates evidencing Company Common Stock and to disburse the Per Share Merger Consideration from the funds held pursuant to the Escrow Agreement and the funds to which holders of Company Stock Options and Company Stock Purchase Rights shall become entitled pursuant to Section 1.07 or
Section 1.08, as applicable. Until used for that purpose, the funds shall be invested by the Paying Agent, as jointly directed by TAS and the Company prior to the Effective Time, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services Inc. or Standard & Poor's Corporation, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has a combined capital surplus aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the Securities and Exchange Commission (the "SEC") or otherwise), or in mutual funds investing solely in one or more of the foregoing; provided that no such investment or losses thereon shall affect the Per Share Merger Consideration payable to former stockholders of the Company or the Option Consideration or Purchase Right Consideration payable to former holders of Company Stock Options or Company Stock Purchase Rights. The Surviving Corporation shall promptly provide additional funds to the Paying Agent for the benefit of the former holders of Shares (other than TAS and the TAS Stockholders) and former holders of Company Stock Options and Company Stock Purchase Rights in the amount of any such losses to the extent necessary to satisfy the Surviving Corporation's obligations under this Article I. All interest accrued on funds held pursuant to the Escrow Agreement and by the Paying Agent shall be for the benefit of TAS, prior to the Effective Time, and for the benefit of the Surviving Corporation after the Effective Time, and not for the benefit of any holder of securities of the Company.

          (c) TERMINATION OF AGREEMENT. Upon any termination of this Agreement in accordance with the provisions of Section 7.01 hereof prior to the Effective Time, the funds held pursuant to the Escrow Agreement and all accrued interest thereon will, subject to the disposition of any claim that the Company may make in writing to TAS in connection with an alleged breach of this Agreement by TAS, be promptly repaid to the TAS Stockholders as provided in the Escrow Agreement and the Company will execute such documentation as is required by the Escrow Agreement or as may be requested by TAS or the Escrow Agent in order to effect the termination of the escrow and return of such funds.

          (d) EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Per Share Merger Consideration pursuant to Section 1.07(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be


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required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore the Per Share Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Per Share Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment equal to the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of TAS that such taxes either have been paid or are not applicable. If any holder of Shares is unable to surrender such holder's Certificates because such Certificates have been lost, stolen, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. Comparable procedures shall be established to disburse the Option Consideration and the Purchase Right Consideration.

          (e) DELIVERY; ESCHEAT. At any time following the six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to the persons (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) entitled thereto pursuant to this Agreement, and, thereafter, such holders shall look solely to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) with respect to any Per Share Merger Consideration, Option Consideration or Purchase Right Consideration that may be payable upon due surrender of the Certificates held by them or satisfaction of the other requirements set forth in this Agreement. Notwithstanding the foregoing, neither the Surviving Corporation, TAS nor the Paying Agent shall be liable to any person for any Per Share Merger Consideration, Option Consideration or Purchase Right Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Law. Any such amounts remaining unclaimed two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (f) TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Law.

          (g) SATISFACTION. All Per Share Merger Consideration paid upon the surrender for exchange of Certificates, all Option Consideration paid in respect of Company Stock Options and all Purchase Right Consideration paid in respect of Company Stock Purchase Rights, in each case in accordance with the terms of this
Article I, shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates,

Company Stock Options or Company Stock Purchase Rights, as applicable. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by Law.

          (h) TAX DEDUCTION; WITHHOLDING. Each of the Surviving Corporation, the Paying Agent or TAS shall be entitled to deduct and withhold from any amounts otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Federal, state, local or foreign tax Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

          (i) ADJUSTMENT OF MERGER CONSIDERATION. Notwithstanding anything in this Agreement to the contrary, but subject to Section 4.01, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Per Share Merger Consideration, the Option Consideration and the Purchase Right Consideration and any other dependent items shall be appropriately adjusted to provide to the holders of Company Common Stock or rights to acquire such Company Common Stock and the parties hereto the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration, the Option Consideration and the Purchase Right Consideration or other dependent item, subject to further adjustment in accordance with this sentence.

          SECTION 1.11 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or TAS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or TAS, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to TAS, except as set forth on the applicable portion of the disclosure schedule delivered by the Company to TAS (the "Company Disclosure Schedule"), that

          SECTION 2.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) ORGANIZATION. Each of the Company and each Subsidiary of the Company is a corporation or other form of legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation or other form of legal entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b) SUBSIDIARIES. All of the capital stock of, or other equity interests in, each Subsidiary of the Company are owned by the Company, directly or through one or more directly or indirectly wholly owned Subsidiaries of the Company, free and clear of all encumbrances or other restrictions (other than restrictions under applicable securities laws and pledges of such securities pursuant to the CIT Debt and LJH Debt). All of the capital stock or other equity interests in each such Subsidiary are validly issued, fully paid and nonassessable. The Company does not own or have any right to acquire any ownership interest in, or debt or equity security of, any Person.

          (c) POWER. Each of the Company and each of its Subsidiaries has the requisite power and authority as a corporation or other legal entity in all material respects to own, lease and operate its properties and to carry on its respective businesses as they are now being conducted.

          SECTION 2.02 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished or made available to TAS a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and any of its Subsidiaries which TAS has requested be delivered to it. All certificates of incorporation, By-laws or equivalent organizational documents of the Company and its Subsidiaries are in full force and effect.

          SECTION 2.03      CAPITALIZATION.

          (a) AUTHORIZED STOCK. The authorized capital stock of the Company consists of 101,000,000 shares, of which 100,000,000 are designated as Common Stock and 1,000,000 are designated as Preferred Stock. As of the date of this Agreement, 21,441,040 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and none are held in treasury. Except as set forth in SECTION 2.03 of the Company Disclosure Schedule, which Schedule sets forth the name of the holder of each option, warrant or other right to purchase capital stock of the Company, the number of Shares that may be purchased by such holder and the price per Share at which such Shares may be purchased, there are (i) no options, warrants, agreements, or other arrangements of any character that are binding on the Company or any of its Subsidiaries that obligate the Company or any of its Subsidiaries to issue, sell, redeem, repurchase or exchange any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any interest convertible into or exchangeable or exercisable for any such capital stock or other equity interests, (ii) no voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is bound with respect to the voting of any such capital stock or other equity interests, (iii) no contractual obligations or commitments restricting the transfer of, or requiring the registration for sale of, any such capital stock or other equity interests and (iv) no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote (whether or not dependent on conversion or other triggering event). The Company Common Stock is not subject to statutory preemptive rights.

          (b) STOCK PLANS. The Company has made available to TAS accurate and complete copies of all Company Stock Plans pursuant to which the Company has granted the Company Stock Options that are currently outstanding. All Shares subject to issuance prior to the Closing as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          SECTION 2.04 AUTHORITY RELATIVE TO THE TRANSACTIONS. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the holders of a majority of the then outstanding shares of Company Common Stock (the "Company Stockholder Approval"), if necessary, and the filing and recordation of the certificate of merger as required by the DGCL). The approval and adoption of this Agreement and the Merger by the holders of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of the certificate of merger as required by the DGCL are the only actions required under the DGCL and applicable Delaware Law to authorize the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at Law or in equity). The Company Board, at a meeting duly called and held, and acting in accordance with the unanimous recommendation of the Special Committee, has:

          (a) determined that this Agreement and the Merger contemplated hereby as well as the Company Stock Purchase. and any additional agreements entered into pursuant to the same (collectively, the "Transactions") are fair to, and in the best interests of, the Company and the holders of Shares (other than TAS and the TAS Stockholders);

          (b) approved, adopted and declared advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL and the Company's Certificate of Incorporation); and

          (c) resolved, subject to Section 5.06(d), to recommend that the holders of Shares approve and adopt this Agreement and the Merger (the "Company Recommendation").

          SECTION 2.05      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) NO CONFLICT. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement and the consummation of the Transactions by the Company do not and will not:

          (i) violate the Certificate of Incorporation or By-laws or any equivalent organizational documents of the Company or any of its Subsidiaries;

          (ii) violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or

          (iii) except as set forth on SECTION 2.05 of the Company Disclosure Schedules, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, require consent of or notification to any counterparty under, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or with respect to agreements for which consents have been obtained.

          (b) GOVERNMENT APPROVAL. The execution, delivery, and performance of this Agreement by the Company and the consummation of the Transactions by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Authority"), except for (i) those required under or in relation to (A) the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), (B) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) the DGCL with respect to the filing of the Certificate of Merger and
(D) rules such as may be required under any applicable state securities or blue sky laws and (ii) such other consents, permits, approvals, orders or authorizations the failure of which to obtain which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          SECTION 2.06  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) COMPANY SEC REPORTS. The Company has filed or furnished, as the case may be, all forms, reports, registration statements and other documents required to be filed or furnished by it with the SEC since December 31, 2004, and has heretofore made available to TAS:

          (i) its Annual Reports on Form 10-K, as amended, for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, respectively;

          (ii) its Quarterly Reports on Form 10-Q for the period ended March 31, 2006;

          (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 2004; and

          (iv) all other forms, reports, registration statements and other documents filed by the Company with the SEC since December 31, 2004 and prior to the Effective Time.

          (The forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above are collectively referred to herein as the "Company SEC Reports".) The Company SEC Reports were prepared in accordance with the applicable requirements of the Exchange Act and the Securities Act, and the rules and regulations promulgated thereunder. The Company SEC Reports, as of their respective dates (and, in the case of any Company SEC Report that is a registration statement, as of the date such registration statement became effective), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All Company SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC staff with respect to the SEC Reports. None of the Company's Subsidiaries are reporting companies under the Securities Act or the Exchange Act.

          (b) FINANCIAL STATEMENTS. Each of the audited consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles in effect as of the date of such financial statements ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein. Each of the unaudited interim consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal period-end adjustments which, individually or in the aggregate, were not and will not be material (or, in the case of such interim consolidated financial statements for periods ending prior to April 1, 2006, to the Company's Knowledge were not, individually or in the aggregate, material)).

          (c) SARBANES-OXLEY ACT. Since the adoption of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder and under the Exchange Act that are applicable to it.

          (d) LIABILITIES. Except for any liabilities or obligations disclosed in the Company SEC Reports and liabilities not disclosed therein but which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability or obligation (whether known, unknown, accrued, absolute, contingent or otherwise):

          (i) except to the extent reflected, reserved for or disclosed in the consolidated balance sheet of the Company and its consolidated subsidiaries as at December 31, 2005, as set forth in the Company's 2005 10-K; or

          (ii) that were incurred in the ordinary course of business consistent with past practice since December 31, 2005.

          SECTION 2.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2006, except as set forth in SECTION 2.07 of the Company Disclosure Schedule or in the Company SEC Reports, or as expressly contemplated by this Agreement:

          (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice;

          (b) there has not been any event, circumstance, change or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

          (c) except in the ordinary course of business or as disclosed hereunder, there has not been any material increase in the compensation payable or which could become payable by the Company and its Subsidiaries to their officers or key employees, or any amendment of any compensation and benefit plans resulting in a material increase in payments thereunder;

          (d) there has not been any issuance or agreement to issue shares of Company Common Stock, other than to the Company's directors pursuant to the Company's option plan applicable to them;

          (e) any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries except insofar as may have been required by a change in GAAP or Law and have been disclosed in Company SEC Reports;

          (f) any material Tax election by the Company or any of its Subsidiaries or settlement or compromise by the Company or any of its Subsidiaries of any material Tax liability or refund; and

          (g) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of, or require a consent under, any of the covenants set forth in Section 4.01.

          SECTION 2.08. ABSENCE OF LITIGATION. Except as set forth in the Company SEC Reports or in SECTION 2.08 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding, arbitration or investigation (an "Action"), or any judgments, decrees, injunctions, rules or orders of any Governmental Authority pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, except for any of the foregoing that if decided adversely to the Company or its Subsidiaries would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          SECTION 2.09. EMPLOYEE BENEFIT PLANS.

          (a) PLANS. Except as set forth in SECTION 2.09(A) of the Company Disclosure Schedule, the Company does not have any material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are not disclosed in the Company SEC Reports or any bonus, stock option, stock purchase, restricted stock, phantom stock or other equity based compensation incentive, deferred compensation, excess benefit, retiree medical or life insurance, supplemental retirement, severance, salary continuation, pension, profit sharing, savings, retirement, disability, insurance, Section 125 "cafeteria" or "flexible" benefit, vacation, sick leave, employee loan, educational assistance, change in control, termination or any other similar fringe or employee benefit plans, programs or arrangements, or any employment, retention, termination, severance or other contracts or agreements, that cover any of the current or former employees, officers, or directors of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries has any material liability or obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries (collectively, the "Plans"). Neither the Company, nor any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code, contributes, nor within the six-year period ending on the date hereof has any of them contributed or been obligated to contribute, to any plan, program or agreement which is a "multiemployer plan" (as defined in Section 3(37) of ERISA), which is subject to
Section 412 of the Code or Section 302 or Title IV of ERISA, or which is maintained outside the jurisdiction of the United States. Except as set forth in
SECTION 2.09(A) of the Company Disclosure Schedule, no Plan provides or permits the provision of, medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder ("COBRA") or other applicable Law, and at the sole expense of the employee or former employee. The Company may amend or terminate any Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) at any time without incurring material liability thereunder, other than in respect of accrued and vested obligations and medical or welfare claims incurred prior to such amendment or termination. The Company has no plan, contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any Plan.

          (b) PLAN COMPLIANCE. Each Plan has been maintained, operated and administered in material compliance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and to the Company's Knowledge, no other party is in default or violation of, any Plan, and there are no pending or, to the Company's Knowledge, threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Plans, or the assets of any trust for any Plan. With respect to each Plan, the Company has complied in all material respects with the applicable health care continuation and notice provisions of COBRA and the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder ("HIPAA"), including, but not limited to, the applicable requirements concerning the privacy, security, and/or electronic transmission of health information. Neither the Company or any of its Subsidiaries nor, to the Company's Knowledge, any of their respective directors, officers, employees or agents has, with respect to any Plan, engaged in or been a party to any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company or any of its Subsidiaries or any Plan.

          (c) PAYMENTS. There will be no material payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any contract, agreement, plan or other arrangement, whether or not a Plan, and no employee, officer or director of the Company or any of the Subsidiaries will become entitled to any severance, termination pay or similar payments or benefits in connection with the Transactions (either alone or in combination with any other event), other than as specifically provided for in this Agreement and set forth on SECTION 2.09(C) of the Company Disclosure Schedule. No payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under this Agreement, any Plan or similar agreement or arrangement between the Company or any of its Affiliates and any "disqualified individual" (as such term is defined in Section 280G of the Code) could constitute an "excess parachute payment" (as such term is defined in Section 280G of the Code) in connection with the transactions contemplated by this Agreement (either alone or in combination with any other event) except as set forth on SECTION 2.09(E) of the Company Disclosure Schedules, and any such payment, accrual or acceleration has been waived by the "disqualified individual.". No amounts payable under any Plan or otherwise will fail to be deductible to the Company, the Surviving Corporation or their Subsidiaries for federal income tax purposes by virtue of
Section 162(m).

          (d) CONTRIBUTIONS. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates, with such exceptions as would not have a Company Material Adverse Effect. All liabilities or expenses of the Company or its Subsidiaries in respect of any Plan (including workers compensation) which have not been paid, have been properly accrued on the Company's most recent financial statements in compliance with GAAP.

          (e) PLAN ACTIONS. Prior to the date of this Agreement, for each Company Stock Plan, the committee of the Company Board or other body authorized to administer and interpret such Company Stock Plan has made the determination and directed, in each case in accordance with the terms of such Company Stock Plan, that the Company Stock Options shall be treated as set forth in Section 1.08(a) and Section 1.08(b) of this Agreement.

          SECTION 2.10. PROPERTY; TITLE TO ASSETS.

          (a) OWNED REAL PROPERTY. The Company and its Subsidiaries do not own any real property or fee simple interest in real property having a value, in the aggregate, in excess of $5,000,000.

          (b) LEASES. SECTION 2.10(B) of the Company Disclosure Schedule lists each lease, sublease or license for each parcel of real property currently leased, subleased or licensed by the Company or any of its Subsidiaries (the "Material Leased Real Property") which requires annual lease payments in excess of $1 million, true and correct copies of which, together with any assignments, guaranties and amendments, have been made available to TAS. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all such current leases, subleases and licenses relating to Material Leased Real Property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries or, to the Company's Knowledge, by the other party to such lease, sublease or license.

          (c) LIENS. Except as disclosed in SECTION 2.10(A) or 2.10(B) of the Company Disclosure Schedule, the Company and the Subsidiaries own or have valid leasehold fee interests in each of their respective properties and assets having a fair value of more than $1 million, free and clear of all encumbrances except for defects in title, easements, encroachments, restrictive covenants and similar encumbrances or impediments that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein other than options for renewal of Material Leased Real Property for the benefit of the Company or its applicable Subsidiary.

          (d) ENTIRE INTEREST. Except as set forth in SECTION 2.10(B) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has vacated or abandoned any portion of the Material Leased Real Property or given notice to any third party of their intent to do the same.

          (e) CONDEMNATION. Except as set forth on SECTION 2.10(E) of the Company Disclosure Schedule, neither the Company nor any applicable Subsidiary of the Company has received written notice of an expropriation or condemnation proceeding pending, threatened or proposed against the Material Leased Real Property.

          SECTION 2.11. TAXES

          (a) TAX RETURNS. The Company and its Subsidiaries have properly prepared and timely filed (or caused to be timely filed) all material Tax Returns required to be filed by or with respect to them and have fully and timely paid and discharged, or adequately provided for in the financial statements included in the Company SEC Reports, all material Taxes required to be paid or discharged (whether or not shown on such Tax Returns) and have made adequate provision for any taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement. Except as set forth in SECTION 2.11(A) of the Company Disclosure Schedule, all such Tax Returns (including information provided therewith or with respect thereto) are true, correct and complete in all material respects. Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax for any taxable period and no request for any such waiver or extension is currently pending. All amounts of Taxes required to be withheld by or with respect to the Company or any of its Subsidiaries have been timely withheld and remitted in all material respects to the applicable Governmental Authority. The Company and its Subsidiaries have each complied in all material respects with all Tax information reporting provisions under applicable laws. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any indemnification, allocation or sharing agreement with respect to Taxes or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation Section 1.1502-6, Treasury Regulation Section 1.1502-78 or any similar state, local or foreign Laws, as a transferee or successor, or otherwise. The Company and its Subsidiaries have made available to TAS correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.

          (b) AUDITS. There are no pending or, to the Knowledge of the Company, threatened in writing, audits, examinations, investigations or other proceedings in respect of any Tax matter of the Company or any of its Subsidiaries. No Governmental Authority has given notice of its intention to assert any deficiency or claim for additional Taxes against the Company or any of its Subsidiaries. All material deficiencies for Taxes asserted or assessed against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Reports.

          (c) TAX LIENS. There are no Tax liens upon any property or assets of the Company or any of the Subsidiaries except for statutory liens for current Taxes not yet due and payable and for such liens, which individually or in the aggregate, would not exceed $500,000.

          (d) SECTION 355. Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

          (e) TAX ADJUSTMENTS. Except as set forth in SECTION 2.11(E) of the Company Disclosure Schedule, there are no adjustments of Taxes of the Company or any of its Subsidiaries made by the IRS which are required to be reported to any state, local, or foreign Taxing authorities that have not been so reported.

          (f) CLOSING AGREEMENTS. Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Laws, and neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable ruling of any other taxing authority.

          (g) EMPLOYEE REMUNERATION. There is no Contract, plan or arrangement covering any Person that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible by TAS, the Company or any of their respective Subsidiaries by reason of Section 162(m) of the Code.

          (h) REPORTABLE TRANSACTIONS. Neither the Company nor any of its Subsidiaries has entered into any transaction that constitutes (i) a "reportable transaction" within the meaning of Treasury Regulation ss. 1.6011-4(b), (ii) a "confidential tax shelter" within the meaning of Treasury Regulation ss. 301.6111-2(a)(2) or a "potentially abusive tax shelter" within the meaning of Treasury Regulation ss. 301.6112-1(b).

          SECTION 2.12. MATERIAL CONTRACTS.

          (a) LIST OF CONTRACTS: SECTION 2.12(A) of the Company Disclosure Schedule sets forth a true and complete list of each material contract and agreement of the following types to which the Company or any of its Subsidiaries is a party or is bound by, or to which any of the assets of the Company or its Subsidiaries are subject (such contracts and agreements as are required to be set forth in SECTION 2.12(A) of the Company Disclosure Schedule and as are disclosed in the Company SEC Reports being the "Material Contracts"):

          (i) all "material contracts" (as such term is defined in Item 601
(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries that are not disclosed in the Company SEC Reports;

          (ii) all material contracts and agreements relating to issuances of securities of the Company or any of its Subsidiaries (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);

          (iii) all material contracts and agreements relating to indebtedness for borrowed money or capitalized lease obligations, in each case for which the Company or any of its Subsidiaries is primarily or secondarily liable, or which are secured by assets of the Company or any of its Subsidiaries, and in each case in an amount in excess of $1,000,000 that are not disclosed in the Company SEC Reports;

          (iv) all material contracts and agreements (A) containing any non-compete covenant or other covenant limiting the right of the Company or any of its Affiliates (or, after the Effective Time, TAS or its Affiliates) to engage in any line of business or to make use of any Intellectual

Property Rights or (B) containing any material exclusive or sole supplier arrangement, or other exclusive business arrangement, to which the Company or any of its Affiliates is (or, after the Effective Time, TAS or its Affiliates would be) subject;

          (v) material lease agreements relating to leased facilities of the Company and its Subsidiaries located in Greensboro, NC, Lake City FL, Oscoda MI, Macon GA and Pacoima CA;

          (vi) material contracts and agreements between any of the Company and its Subsidiaries and Boeing and Airbus or their Affiliates;

          (vii) material contracts and agreements between the Company and its Subsidiaries and Delta Airlines, Inc., United Air Lines, America West Airlines/U.S. Airways and Federal Express;

          (viii) all other material contracts and agreements providing for payments by or to the Company or any of its Subsidiaries, or the guarantee (whether or not contingent) by the Company or any of its Subsidiaries of obligations of any third party, in excess of $1,000,000 and not made in the ordinary course of business, or which are otherwise material to the Company or any of its Subsidiaries or the conduct of its and their respective businesses, or the absence of which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b) VALIDITY; DEFAULT.

          (i) Each Material Contract is valid and in full force and effect and enforceable against the Company or its applicable Subsidiary and against each other party thereto, in accordance with its terms; and

          (ii) (A) neither the execution of this Agreement nor the consummation of the Merger shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect, in each case, in any material respect, any of the rights of the Company or any of its Subsidiaries under any Material Contract, and (B) except as would not have, in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any Material Contract to which it is a party nor, to the Knowledge of the Company, has any event occurred that, with notice or lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration of any party's rights under any Material Contract.

         The Company has furnished or made available to TAS true and complete copies of all Material Contracts, including any amendments thereto.

          SECTION 2.13. ENVIRONMENTAL MATTERS.

          (a) Except as set forth in the Company SEC Reports or in SECTION 2.13(A) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has since January 1, 2003 received any written notice, demand, letter, claim or request for information alleging violation of or liability under any Environmental Law on the part of the Company or any of its Subsidiaries. Except as set forth in SECTION 2.13(A) of the Company Disclosure Schedule, there are no proceedings, actions, orders, decrees, investigations, injunctions or other claims pending, or to the Knowledge of the Company, threatened, relating to or otherwise alleging liability under any Environmental Law or relating to the exposure of any person to hazardous substances.

          (b) Except as would not, individually or in the aggregate, reasonably be expected to result, in a Company Material Adverse Effect:

          (i) The Company and each of its Subsidiaries are and have been since January 1, 2003 in compliance with all applicable Environmental Laws.

          (ii) There are no past or present actions, activities, circumstances, conditions, events or incidents that are reasonably likely to prevent future compliance with Environmental Laws or that have resulted in liability or are reasonably likely to result in liability under Environmental Laws.

          (iii) Neither the Company nor any of its Subsidiaries has assumed, either contractually or by operation of law, any liability of any other Person pursuant to Environmental Laws.

          (c) The Company has made available to TAS true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring in the possession or control of the Company or any of its Subsidiaries that pertain to material environmental contamination in, on, beneath or adjacent to any property currently or formerly owned, operated, occupied or leased by the Company or any of its Subsidiaries, or regarding the Company's or any of its Subsidiaries' compliance with applicable Environmental Laws.

          SECTION 2.14. LABOR AND EMPLOYMENT MATTERS.

          (a) (i) Neither the Company nor any of its Subsidiaries has entered into, is a party to or is bound by any express or implied collective bargaining agreements or other agreement, contract, commitment, arrangement or understanding with any labor union or labor organization, and (ii) no union or other labor organization campaign is pending, or to the Knowledge of the Company has since January 1, 2005 been threatened, with respect to the employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is currently, nor has any of them since January 1, 2003 been, the subject of any strike, dispute, walk-out, work stoppage, slowdown or other organized labor dispute involving the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, is any such activity threatened.

          (b) Except as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and each of its Subsidiaries has complied with all Laws relating to the employment and safety of labor, including without limitation the National Labor Relations Act and other provisions relating to wages, hours, benefits, collective bargaining, employment of minors, withholding, immigration and all applicable occupational safety and health acts and Laws, (ii) neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice or discriminated on the basis of race, age, sex, disability or any other protected category in its employment conditions or practices with respect to its employees, customers or suppliers, and (iii) no action, suit, complaint, charge, grievance, arbitration, employee proceeding or investigation by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retired employee, labor organization or other representative of the Company's and its Subsidiaries' employees is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries which claim damages in excess of $250,000, except as disclosed in SECTION 2.14(B) of the Company Disclosure Schedule. Except as disclosed in SECTION 2.14(B) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any consent decree with or citation by any Governmental Authority relating to the Company's or its Subsidiaries' employees or employment practices relating to the Company's or its Subsidiaries' employees.

          SECTION 2.15. PERMITS; COMPLIANCE. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as disclosed in the Company SEC Reports filed prior to the date hereof, each of the Company and each its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as now being conducted (the "Company Permits") and each such Company Permit is valid and in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as disclosed in the Company SEC Reports, each of the Company and each of its Subsidiaries is, and has been, in compliance with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given any notice of any violation of, any applicable Law or the terms and conditions of any Company Permit.

          SECTION 2.16. INTELLECTUAL PROPERTY.

          (a) IDENTIFICATION. SECTION 2.16(A) of the Company Disclosure Schedule sets forth a true, correct and complete list of all U.S. and material foreign
(i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright registrations and applications, in each case, which are owned by the Company.

          (b) LICENSES. SECTION 2.16(B) of the Company Disclosure Schedule sets forth a list of all material licenses of Intellectual Property Rights under which the Company is either a (i) licensor, or (ii) licensee, distributor or reseller, the loss of which could have a Company Material Adverse Effect.

          (c) VALIDITY AND ENFORCEABILITY. The Company owns or has a valid right to use, free and clear of all liens, all Intellectual Property Rights necessary, or used or held for use in connection with the business of the Company, excepting only such matters as would not, in the aggregate, have a Company Material Adverse Effect. All such Intellectual Property Rights are subsisting, valid and enforceable, excepting only such matters as would not, in the aggregate, have a Company Material Adverse Effect.

          (d) RIGHTS. Except for the matters identified in SECTION 2.16(D) of the Company Disclosure Schedule, (i) none of the Intellectual Property Rights that are owned or licensed by the Company or any of its Subsidiaries conflicts with, infringes upon or misappropriates or otherwise violates the Intellectual Property Rights of any third party, excepting only such matters as would not, in the aggregate, have a Company Material Adverse Effect, (ii) the Company has not been sued, charged in writing with, or named a defendant in, any claim, suit, action or proceeding involving a claim of infringement of any Intellectual Property Rights of others, (iii) to the Knowledge of the Company, there is no threatened claim of infringement by the Company or any of its Subsidiaries of any Intellectual Property Rights of others, and to the Knowledge of the Company, there is no continuing infringement by others of the Intellectual Property Rights of the Company or any of its Subsidiaries. No Intellectual Property Rights of the Company are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has entered into any agreement to indemnify any other individual or entity against any charge of infringement of any Intellectual Property Right other than in the ordinary course of business. Except as set forth in SECTION 2.20(A)(I) of the Company Disclosure Schedule, there are no Persons authorized or privileged to use the Intellectual Property Rights under any contract other than such rights as are granted to customers in the ordinary course of business.

          (e) DEFINITIONS. For purposes of this Agreement, "Intellectual Property Rights" means all U.S. and foreign (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reiusses, re-examinations, substitutions, and extensions thereof ("Patents"), (ii) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing ("Trademarks"),
(iii) copyrights and copyrightable subject matter ("Copyrights"), (iv) rights of publicity (v) Company Software and (vi) any other relevant proprietary intellectual property rights. For purposes of this Agreement, "Company Software" means computer software, programs and databases in any form (including Internet web sites, web content and links, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation) (i) material to the operation of the business of the Company or any of its Subsidiaries, including all computer software and databases operated by the Company or any of its Subsidiaries on its web sites or used by the Company or any of its Subsidiaries in connection with processing customer orders, storing customer information, or storing or archiving data, but excluding software that is in general distribution to users of personal computers, and (ii) owned, manufactured, distributed, sold, licensed or marketed by the Company or any of its Subsidiaries.

          SECTION 2.17. INSURANCE. SECTION 2.17 of the Company Disclosure Schedule lists all insurance policies, binders and surety and fidelity bonds relating to the Company or any of its Subsidiaries (including, without limitation, all policies or binders of casualty, general liability and workers' compensation insurance), all of which are currently in effect, and the Company has made available to TAS or its representatives for review documentation evidencing such policies and binders. All premiums and other amounts due and payable under each such policy, binder and bond have been paid. Neither the Company nor any of its Subsidiaries is in default with respect to any material provision contained in any such policy, binder or bond and neither the Company nor any of its Subsidiaries has failed to give any notice of or present any material claim thereunder as required by the terms thereof. The Company has not received any written notice of cancellation or non-renewal of any such policy, binder or bond.

          SECTION 2.18. OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, (i) the Per

Share Merger Consideration is fair, from a financial point of view, to the holders of Shares and rights to acquire Shares (other than TAS and the TAS Stockholders) and (ii) the Stock Conversion Price is fair, from a financial point of view, to the holders of Shares (other than TAS and the TAS Stockholders), which opinions will be confirmed in writing and a copy of which will be (i) delivered to TAS solely for informational purposes after receipt thereof by the Company and (ii) made available to TAS and the Company for inclusion in the Proxy/Information Statement or other documents contemplated by
Section 5.03 describing the transactions provided for in this Agreement which will be distributed to the stockholders of the Company.

          SECTION 2.19. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

          SECTION 2.20. ANTITAKEOVER PROVISIONS AND RIGHTS AGREEMENTS.

          (a) ANTITAKEOVER PROVISIONS. The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Section 203 of the DGCL) or similar restrictive provision in the Certificate of Incorporation or By-laws or comparable organizational documents of any of the Company's Subsidiaries is, or at the Effective Time will be, applicable to the this Agreement or to the transactions contemplated hereby.

          (b) RIGHTS AGREEMENTS. The Company does not have any stockholder rights plan or similar agreement or arrangement.

          SECTION 2.21. INVESTMENT COMPANIES. Neither the Company nor any Subsidiary of the Company is an "investment company" as defined under the Investment Company Act of 1940, as amended.

          SECTION 2.22. TRANSACTIONS WITH AFFILIATES. All transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned subsidiaries of the Company) or other Persons, on the other hand (an "Affiliate Transaction"), that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Schedule S-K under the Securities Act have been so disclosed. There have been no Affiliate Transactions that are required to be disclosed under the Exchange Act pursuant to Item 404 of Schedule S-K under the Securities Act which have not already been disclosed in the SEC Reports.

          SECTION 2.23. CERTAIN BUSINESS PRACTICES. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any director, officer, agent or employee of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or for the business of the Company or any of its Subsidiaries, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF TAS

         TAS hereby represents and warrants to the Company that:

          SECTION 3.01. CORPORATE ORGANIZATION. TAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TAS has the requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a TAS Material Adverse Effect.

          SECTION 3.02. AUTHORITY RELATIVE TO THE TRANSACTIONS. TAS has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery by TAS of this Agreement and the consummation by TAS of the Transactions have been duly and validly authorized by all necessary corporate action, and, except as provided in this Section 3.02, no other corporate proceedings on the part of TAS are necessary to authorize this Agreement or to consummate the Transactions. The approval and adoption of this Agreement and the Merger by the holders of a majority of the then outstanding shares of common stock of TAS and the filing and recordation of the Certificate of Merger as required by the DGCL are the only actions required under the DGCL and applicable Delaware Law to authorize the Merger. This Agreement has been duly and validly executed and delivered by TAS and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of TAS, enforceable against TAS in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at Law or in equity). The Board of Directors of TAS, at a meeting duly called and held prior to the execution of this Agreement, has adopted resolutions approving and declaring advisable this Agreement and the Merger (such approval and adoption having been made in accordance with the DGCL and the Certificate of Incorporation of TAS).

          SECTION 3.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery by TAS of this Agreement does not, and the performance by TAS of this Agreement and the consummation of the Transactions by TAS will not:

          (a) violate the Certificate of Incorporation or By-laws of TAS;

          (b) violate any Law applicable to TAS or by which any of its property or assets is bound or affected, other than any such violation that would not, individually or in the aggregate, reasonably be expected to have a TAS Material Adverse Effect; or

          (c) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of TAS pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TAS is a party or by which TAS or any of its property or assets is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have an TAS Material Adverse Effect.

          SECTION 3.04. GOVERNMENTAL CONSENTS. The execution, delivery, and performance of this Agreement by TAS and the consummation by TAS of the transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) those required under or in relation to (A) the Exchange Act or the Securities Act, (B) compliance with the applicable requirements of the HSR Act, (C) the DGCL with respect to the filing of the Certificate of Merger, (D) rules and regulations of the New York Stock Exchange and (E) such as may be required under any applicable state securities or blue sky laws and (ii) such other consents, permits, approvals, orders or authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a TAS Material Adverse Effect.

          SECTION 3.05. FINANCING. TAS will have at the Effective Time, through cash held in escrow pursuant to the terms of the Escrow Agreement and cash provided by the TAS Stockholders, the funds necessary to consummate the Merger, including the payment of the aggregate Per Share Merger Consideration and the consideration contemplated by Section 1.08 of this Agreement and to pay all related fees and expenses of TAS.

          SECTION 3.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of TAS or any of its Affiliates.

          SECTION 3.07. INTERIM OPERATIONS OF TAS. TAS was formed solely for the purpose of effecting the Merger, has engaged in no other business activities and has conducted its operations only as contemplated hereby or in connection therewith.

          SECTION 3.08. LITIGATION. There is no action, suit or proceeding pending or threatened before any Governmental Authority against TAS or any of its Subsidiaries, and no judgment, decree, injunction, rule, order or similar action of any Governmental Authority is outstanding against TAS or any of its Subsidiaries that, in any such case, seeks directly or indirectly to restrain or prohibit the consummation of the Merger.

          SECTION 3.09. STOCK OWNERSHIP AND CONTRIBUTION. LJH, Ltd. ("LJH") is the beneficial owner of 15,385,812 shares of Company Common Stock (the "LJH Shares"). Owl Creek Partners, L.P., Owl Creek Partners II, L.P., Owl Creek Overseas Fund I, Ltd. and Owl Creek Overseas Fund II, Ltd. (together, the "Owl Creek Entities") are the beneficial owners of an aggregate of 3,722,399 shares of the Company Common Stock (the "Owl Creek Shares"). LJH and the Owl Creek Entities are the sole stockholders of TAS (collectively, the "TAS Stockholders"). Prior to the Effective Time of the Merger, the LJH Shares and the Owl Creek

Shares (collectively, the "TAS Shares") will be contributed to TAS and TAS will be the record holder of the TAS Shares at the Effective Time of the Merger.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.

          (a) ORDINARY COURSE. The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement or as set forth in SECTION 4.01 of the Company Disclosure Schedule, unless TAS shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) it being agreed by TAS that any action approved or authorized by John Cawthron in his capacity as Chief Executive Officer of the Company will be deemed to have received such consent:

          (i) the businesses of the Company and its Subsidiaries shall be conducted in the ordinary course of business and in a manner consistent with past practice; and

          (ii) the Company shall use commercially reasonable efforts to preserve intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers and employees of the Company and its Subsidiaries and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations.

          (b) REQUIRED CONSENT. Except as expressly contemplated by any other provision of this Agreement or as set forth in SECTION 4.01 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of TAS (such consent not to be unreasonably withheld or delayed), it being agreed by TAS that any action approved or authorized by John Cawthron in his capacity as Chief Executive Officer of the Company will be deemed to have received such consent:

(i) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

(ii) issue, purchase, sell, pledge, dispose of, grant or encumber, or authorize such issuance, purchase, sale, pledge, disposition, grant, or encumbrance of:

          (A) any shares of any class of capital stock or other equity interests or other securities of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or other equity interest or other securities (including, without limitation, any phantom interest), of the Company or any of its Subsidiaries (except for the issuance of Shares issuable pursuant to warrants and employee stock options outstanding on the date of this Agreement and granted under Company Stock Plans in effect on the date of this Agreement); or

          (B) any material assets of the Company or any of its Subsidiaries having an aggregate fair value in excess of $1,000,000;

          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than to the Company or to any wholly owned Subsidiary of the Company;

          (iv) repurchase, redeem or otherwise acquire or cause to cease to be issued and outstanding any capital stock of the Company without the consent of TAS and the Special Committee;

          (v) reclassify, combine, split, subdivide or effect any similar transaction with respect to, or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (vi) other than in the ordinary course of business and consistent with past practice:

          (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any significant amount of assets; or

          (B) issue any debt securities or similar obligations, incur indebtedness for borrowed money or grant any lien or security interest securing obligations with respect to indebtedness, or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person other than pursuant to the CIT Debt; or

          (C) make any material loan, advance or capital contribution to, or investment in, any other Person, other than to the Company or to any wholly owned Subsidiary of the Company;

          (vii) (A) hire any additional employees other than in the ordinary course of business, except (A) to fill vacancies arising after the date of this Agreement; or (B) to meet increased demand.

          (B) make any offers to any officer or other executive employee (or any person who following such action, would be an officer or executive employee) of an employment position other than the employment position he or she currently holds, except for offers of an employment position made in the ordinary course of business and consistent with past practice in connection with the promotion or demotion of any employee of the Company or any of its Subsidiaries who is not a director or officer of the Company;

          (C) increase the compensation payable or to become payable to, or except as required to comply with applicable Law, adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Company Stock Plan or other Plan or other arrangement for the current or future benefit or welfare of, any director, officer or employee, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of executive employees of the Company or any of its Subsidiaries who are not directors or officers of the Company;

          (D) grant any loan, advance, extensions of credit to current or former employees or forgiveness or deferral of any loans due from any employee other than in the ordinary course of business in amounts not to exceed $50,000 in any individual case and $500,000 in the aggregate;

          (E) establish, adopt, enter into, terminate or amend any Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement for the benefit of any director, officer or employee except as required by this Agreement or the Transactions contemplated hereby, or as required by ERISA, the Code or to otherwise comply with applicable Law;

          (F) other than bonuses earned through the date hereof and other than in the ordinary course of business consistent with past practice for employees other than officers and directors, grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan; provided that there shall be no grant or award to any director, officer or employee of stock options, restricted stock, stock appreciation rights, or other stock-based awards, or any removal of existing restrictions in any Company Stock Plan or other Plan or agreements or awards made thereunder (provided that equity awards may be transferred in accordance with the applicable plan document or agreement);

          (G) enter into, amend or terminate any employment or severance agreement with or, except in accordance with the existing obligations of the Company or any of its Subsidiaries, grant any severance, termination, change in control or transaction bonus or pay to, any employee, officer or director of the Company or any of its Subsidiaries, except, with respect to non-officer employees, in the ordinary course of business;

          (H) other than benefits accrued through the date hereof and other than in the ordinary course of business for employees other than officers or directors of the Company, pay any benefit not provided for under any Plan;

          (viii) enter into, amend or modify in any material respect, or consent to the termination of, any Material Contract, or amend, waive or modify in any material respect, fail to renew, or consent to the termination of, the Company's or any of its Subsidiaries' rights thereunder other than in the ordinary course of business consistent with past practice;

          (ix) fail to make in a timely manner any required filings with the SEC required under, and in compliance with, the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (x) change any Tax election, annual tax accounting period, or method of tax accounting, file amended Tax Returns or claims for Tax refunds by the Company or its Subsidiaries, enter into a closing agreement relating to Taxes or any settlement of any Tax claim, audit or assessment;

          (xi) make any changes in its accounting methods, principles or practices currently in effect, except as required by changes in GAAP or by Regulation S-X under the Exchange Act, in each case as concurred in by its independent public accountants;

          (xii) file a petition under Chapter 11 of the United States Bankruptcy Code or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

          (xiii) except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or writing-off notices or accounts receivable in any material manner;

          (xiv) pay, discharge, satisfy, settle or compromise any claim, litigation, liability, obligation (absolute, asserted or unasserted, contingent or otherwise) or any Action, except for settlements or compromises involving amounts not exceeding $300,000 in the aggregate, including all fees, costs and expenses associated therewith;

          (xv) enter into any negotiation with respect to, or adopt or amend in any respect, any collective bargaining agreement;

          (xvi) enter into any material agreement or arrangement with any of its officers, directors, employees or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in Rule 405 under the Securities Act);

          (xvii) make, authorize or agree to make any capital expenditures, or enter into any agreement or agreements providing for payments, except for capital expenditures not exceeding (i) $2,000,000 in the aggregate, or (ii) $1,000,000 in respect of any single capital expenditure or series of related capital expenditures;

          (xviii) terminate or fail to renew any Company Permit that is material to the conduct of the businesses of the Company or any of its Subsidiaries;

          (xix) fail to maintain in full force and effect all insurance (including self-insurance) currently in effect, subject to renewal in the ordinary course of business consistent with past practice;

          (xx) take any action or omit to take any action within its control that would, or is reasonably likely to, result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied; or

          (xxi) authorize, agree or commit to do any of the foregoing.

          SECTION 4.02. ADVICE OF CHANGES; GOVERNMENT FILINGS.

          (a) ADVICE OF CHANGES. Each party shall promptly advise the other orally and in writing of (i) any representation or warranty made by it in this Agreement (A) to the extent qualified by Material Adverse Effect or other materiality qualifier becoming untrue or inaccurate and (B) to the extent not qualified by Material Adverse Effect becoming untrue or inaccurate in any material respect except that this clause (B) shall be deemed satisfied so long as such representations or warranties being untrue or inaccurate do not have a Material Adverse Effect on the Company or TAS, as the case may be, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement. However, no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties or the remedies available under this Agreement.

          (b) FILINGS. The Company shall deliver to TAS copies of all reports and filings made with the SEC before the same are filed. Subject to applicable Laws relating to the exchange of information, each of the Company and TAS shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

          SECTION 4.03. TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall:

          (a) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date ("Post-Signing Returns") in a manner consistent with past practice, except as otherwise required by applicable Laws;

          (b) consult with TAS with respect to all material Post-Signing Returns and deliver drafts of such Post-Signing Returns to TAS no later than ten Business Days prior to the date on which such Post-Signing Returns are required to be filed;

          (c) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed;

          (d) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time in a manner consistent with past practice;

          (e) promptly notify TAS of any Legal Action or audit pending or threatened against the Company or any of its Subsidiaries in respect of any Tax matter, including Tax liabilities and refund claims, and not settle or compromise any such Legal Action or audit without TAS's prior written consent in excess of $250,000;

          (f) not make or revoke any election with regard to Taxes or file any amended Tax Returns;

          (g) not make any change in any Tax or accounting methods or systems of internal accounting controls (including procedures with respect to the payment of accounts payable and collection of accounts receivable), except as may be appropriate to conform to changes in Tax laws or regulatory accounting requirements or GAAP; and

          (h) terminate all Tax Sharing Agreements to which the Company or any of its Subsidiaries is a party such that there are no further Liabilities thereunder.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01. STOCKHOLDERS' MEETING. The Company, acting through the Special Committee, upon the date (the "Meeting Commencement Date") that is the earlier to occur of (a) receipt of written notice from TAS requesting that the Company proceed to call and hold a stockholders meeting pursuant to this Section
5.01 and (b) the date that is the earlier of (x) seventy-five (75) days after the date of the initial Schedule 13E-3 filing with respect to the Merger and (y) October 30, 2006, and subject to Section 5.04, shall:

          (i) in accordance with applicable Law and the Company's Certificate of Incorporation and By-laws, duly and promptly call, give notice of, convene and hold, an annual or special meeting of its stockholders for the purpose of considering and taking action on this Agreement and the Merger (the "Stockholders' Meeting") no later than ninety (90) days following the Meeting Commencement Date and without regard to any Change in the Company
Recommendation; and

          (ii) (A) subject to Section 5.06(d), include in the Proxy/Information Statement, and not subsequently withdraw or modify in any manner adverse to TAS, the unanimous resolution of the Special Committee and the Company Board (1) that the terms of this Agreement are fair to and in the best interests of the stockholders of the Company (other than TAS and the TAS Stockholders), (2) declaring this Agreement to be advisable, and (3) recommending that the stockholders of the Company vote to approve and adopt this Agreement and the Merger; and

          (B) use its best efforts to obtain the Company Stockholder Approval, subject to Section 5.06(d), and otherwise comply with all requirements of Law applicable to the Stockholders' Meeting.

          SECTION 5.02. APPROVAL OF TAS.

          (a) TAS will, following the execution of this Agreement (and in no event later than 48 hours from the execution of this Agreement), deliver to the Company a copy of a written consent and proxy executed by TAS adopting this Agreement and the Merger in its capacity as a stockholder of the Company with respect to all shares of Company Common Stock it owns or may hereafter acquire.

          (b) TAS shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, pursuant to Section 5.01, (A) when a meeting is held, appear at such meeting or otherwise cause all TAS Shares owned of record or beneficially by it to be counted as present thereat for the purpose of establishing a quorum, (B) vote (or cause to be voted) in person or by proxy all TAS Shares owned of record or beneficially by it in favor of the adoption of the Agreement and the approval of the Merger and for any other matters necessary for consummation of the Transactions and (C) vote (or cause to be voted) all TAS Shares owned of record or beneficially by it against (X) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combinations between the Company and any other Person (other than the Merger) and (Y) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions.

          SECTION 5.03. PROXY/INFORMATION STATEMENT.

          (a) FILING. The Company shall file with the SEC, as promptly as practicable following the calling of a Stockholders' Meeting, if any, a proxy statement under Section 14 of the Exchange Act and otherwise complying with the applicable provisions of the Exchange Act and of the rules and regulations promulgated under the Exchange Act, relating to the Company Stockholders' Meeting (the "Proxy Statement"). The Company shall cooperate with TAS and the TAS Stockholders, and assist them as reasonably requested, in filing, with the SEC, as promptly as practicable following the execution of this Agreement, an information statement on Schedule 13E-3 under Section 13(e) of the Exchange Act, and otherwise in complying with the applicable provisions of the Exchange Act and the rules and regulations promulgated under the Exchange Act, relating to the Company Stock Purchase, the Merger, and, if applicable, the Stockholders' Meeting (the "Information Statement," and referred to herein together with the Proxy Statement as the "Proxy/Information Statement"). TAS and the Company shall cooperate with each other in the preparation of the Proxy/Information Statement and in responding to any comments of the SEC with respect to the Proxy/Information Statement or any requests by the SEC for any amendment or supplement thereto or for additional information and to cause the Proxy/Information Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting or to receive the Information Statement at the earliest practicable time. Each of TAS and the Company shall promptly inform the other and its counsel of all communications received from the SEC with respect to the Proxy/Information Statement and consult together with their respective counsel regarding all communications proposed to be delivered to the SEC with respect to the Proxy/Information Statement prior to the delivery thereof, in each case on as prompt a basis as is practicable

          (b) REVIEW. Each of TAS and the Company and its respective counsel shall have a reasonable opportunity to review and comment on:

          (i) the Proxy/Information Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to holders of Shares; and

          (ii) all responses to requests for additional information and replies to comments from the SEC or the staff thereof prior to their being filed with, or sent to, the SEC. Each of the Company and TAS agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC.

          (c) TAS INFORMATION. In accordance with the foregoing, TAS will furnish such information relating to TAS as may be required by the Exchange Act to be included in the Proxy/Information Statement. TAS agrees that none of the information supplied or to be supplied by or on behalf of TAS for inclusion or incorporation by reference in the Proxy/Information

Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholders' Meeting pursuant to the Proxy Statement or purchase of securities of the Company pursuant to the Information Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. Notwithstanding the foregoing, TAS makes no covenant with respect to the information supplied or to be supplied by or on behalf of the Company or its Subsidiaries for inclusion or incorporation by reference in the Proxy/Information Statement.

          (d) COMPANY INFORMATION. In accordance with the foregoing, the Company will furnish such information relating to the Company and its Subsidiaries as may be required by the Exchange Act to be included in the Proxy/Information Statement. The Company agrees that none of the information supplied or to be supplied by or on behalf of the Company or its Subsidiaries for inclusion or incorporation by reference in the Proxy/Information Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholders' Meeting or purchase of securities of the Company pursuant to the Information Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. Notwithstanding the foregoing, the Company makes no covenant with respect to the information supplied or to be supplied by or on behalf of TAS for inclusion or incorporation by reference in the Proxy/Information Statement.

          SECTION 5.04. MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding the foregoing, in the event that TAS shall own at least ninety percent (90%) of the outstanding Shares at any time prior to the Effective Time (including without limitation as a result of the Conversion) (the "90% Threshold"), the parties hereto agree, within two Business Days after TAS attains the 90% Threshold, to take all necessary and appropriate action to cause the Merger to become effective, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL. In such event, the consideration payable in the Merger shall be the Per Share Merger Consideration, the Option Consideration and the Purchase Right Consideration as provided in Article I hereof, and all conditions to closing the Merger pursuant to Article VI shall no longer be applicable to the Merger, it being understood that TAS and the TAS Stockholders may not acquire any additional Shares unless all required filings with the SEC by the Company, TAS and its Affiliates shall have been made, and all related deliveries of documents to the stockholders of the Company and the passage of notice periods required under the Exchange Act, shall have occurred, including those contemplated by Sections 14(a) and 13(e) of the Exchange Act and the rules and regulations thereunder, to the extent applicable. Without limiting the Company's obligations pursuant to this Section 5.04, the Company shall take all necessary and appropriate action requested by TAS to enable TAS to give any notice to the Company stockholders required by Law, including, without limitation, any notice required by Section 262 of the DGCL.

          SECTION 5.05. ACCESS TO INFORMATION.

          (a) ACCESS. Subject to applicable Law, from the date of this Agreement until the Effective Time, the Company shall (and shall cause its Subsidiaries to):

          (i) provide to TAS and TAS's Representatives access, during normal business hours and upon reasonable notice by TAS, to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof; and

          (ii) furnish to TAS such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as TAS or its Representatives may reasonably request.

          (b) NO WAIVER. Except as otherwise expressly provided herein, no information or knowledge obtained by any party pursuant to this Section 5.05 or otherwise shall affect or be deemed to modify any representation or warranty made by any party hereunder.

          SECTION 5.06. NO SOLICITATION OF TRANSACTIONS.

          (a) ACQUISITION PROPOSALS. The Company shall not, and the Company shall cause its Subsidiaries, and the Company and the Subsidiaries shall instruct their respective Representatives, not to, directly or indirectly:

          (i) solicit, initiate or knowingly facilitate or encourage any inquiries for the making of any proposal or offer (including any proposal or offer to Company stockholders) that constitutes, or would reasonably be expected to lead to, any Competing Transaction (as defined below) (each such proposal or offer an "Acquisition Proposal");

          (ii) participate in discussions or negotiations with, disclose or provide any non-public information relating to the Company or its Subsidiaries to any Person with respect to or in connection with any Acquisition Proposal (except to notify such Person of the existence and terms of this Section 5.06);

          (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent, agreement in principle, merger or sale agreement or similar agreement providing for or otherwise relating to any Competing Transaction;

          (iv) grant any waiver or release under any standstill or similar agreement by any Person who has made an Acquisition Proposal; or

          (v) authorize or direct any Representative of the Company or any of its Subsidiaries to take any such action.

          The Company shall, and shall cause its Subsidiaries and instruct its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any proposal relating to a Competing Transaction. Notwithstanding the foregoing, actions taken or authorized by John Cawthron in relation to any Acquisition Proposal will not be deemed to violate this Section 5.06.

          (b) RESPONSE TO ACQUISITION PROPOSAL. Notwithstanding the foregoing and anything to the contrary in this Agreement, before the receipt of the Company Stockholder Approval, the Company Board or Special Committee may furnish information to, and enter into discussions and negotiations with, a Person who has made a written Acquisition Proposal, but only if:

          (i) such Acquisition Proposal was made after the date of this Agreement (it being understood that, subject to compliance with Section 5.06(a), such an Acquisition Proposal made after the date of this Agreement by a Person who made an Acquisition Proposal regarding a Competing Transaction prior to the date of this Agreement shall be considered a new Acquisition Proposal made after the date of this Agreement) and none of the Company, its Subsidiaries and their Representatives has violated any of the restrictions set forth in this Section 5.06;

          (ii) the Company Board or Special Committee has determined in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel or counsel to the Special Committee) and a financial advisor that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal (as defined below);

          (iii) prior to taking such action such Person shall have executed a confidentiality agreement (a copy of which shall promptly be provided to TAS);

          (iv) there is provided or made available to TAS, on a substantially concurrent basis, any non-public information provided or made available to such Person that was not previously provided or made available to TAS and its Representatives; and

          (v) the Company shall have delivered to TAS a prior written notice advising TAS that the Company Board or Special Committee, as applicable, intends to take such action, and shall keep TAS reasonably informed on a current basis as to the status of and any material developments regarding any such inquiry or proposal.

          (c) NOTICE OF SUPERIOR PROPOSAL. In addition to the obligations of the Company set forth in Sections 5.06(a) and (b), the Company shall promptly as practicable (and, in any event, within 24 hours) (i) advise TAS, telephonically and in writing, of the Company's receipt of any Acquisition Proposal, any request for information relating to the Company or any of its Subsidiaries or for access to the officers, employees, agents, business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person that has made, or would reasonably be expected to make, an Acquisition Proposal and
(ii) provide TAS, in writing, with the material terms and conditions of any such Acquisition Proposal, and a copy of such Acquisition Proposal, inquiry or request and the identity of the Person making the same. The Company shall inform TAS as promptly as practicable (and, in any event, within 24 hours) of any change to the material terms of any such Acquisition Proposal. As promptly as practicable (and, in any event, within 24 hours) after determination by the Company Board or Special Committee that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to TAS a written notice (a "Notice of Superior Proposal") advising it of such determination, specifying the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, and providing TAS with a copy of the Superior Proposal. Any notice or action required to be taken within 24 hours in this Section 5.06, will, if the triggering event for such action or notice occurred after 3:00 p.m. on a Friday, Saturday or Sunday or the day before a holiday, be timely taken or delivered if acted upon by the earlier to occur of (i) within 24 hours of the receipt of actual notice thereof by any member of the Special Committee or (ii) by 5:00 p.m. on the next succeeding Business Day. An Acquisition Proposal received by John Cawthron will not be deemed received by the Company unless and until he delivers it to counsel for the Special Committee and to a member of the Special Committee.

          (d) CHANGE IN RECOMMENDATION. If, prior to the Company Stockholder Approval, the Company Board or the Special Committee determines, in its good faith judgment and after consulting with outside legal counsel (who may be the Company's regularly engaged outside legal counsel or counsel to the Special Committee), that making a Change in the Company Recommendation (as defined below) is necessary in order for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law, then the Company Board or the Special Committee may make a Change in the Company Recommendation in accordance with this Section 5.06 and following such Change in Company Recommendation, the Company may terminate this Agreement solely in accordance with Section 7.01(d). "Change in the Company Recommendation" means the Special Committee or Company Board's (i) failure to make, withdrawal of, or modification in a manner adverse to TAS of the Company Recommendation, (ii) failure to publicly confirm the Company Recommendation within seven days following TAS's written request, (iii) recommendation or endorsement of a Competing Transaction or (iv) resolution or public announcement of an intention to do any of the foregoing. The Company Board may not make a Change in the Company Recommendation unless (i) at least two Business Days prior to taking such action TAS shall have received written notice from the Company (an "Adverse Recommendation Notice")
(A) advising that the Company Board intends to make such Change in the Company Recommendation, (B) if such Change in Company Recommendation is made in response to a Superior Proposal, advising TAS that the Company Board has received a Superior Proposal, and (C) if such Change in Company Recommendation is made in response to a Superior Proposal, containing all information required by Section 5.06(c), together with copies of any written offer or proposal in respect of such Superior Proposal (it being understood and agreed that any material amendment to the financial terms or other material terms of such Superior Proposal shall require a new Adverse Recommendation Notice and a new two (2) Business Day period) and (ii) during such two Business Day period the Special Committee shall have negotiated in good faith with TAS concerning any amendments proposed by TAS to this Agreement and to the transactions contemplated hereby. Nothing contained in this Agreement shall prohibit the Company, the Company Board or the Special Committee from disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, if, in the good faith judgment of the Company Board or the Special Committee, after consultation with its outside legal and financial advisors, such disclosure is required in order for the Company Board or the Special Committee, as applicable, to comply with its fiduciary obligations, or is otherwise required under applicable Law. Nothing in this Agreement shall prohibit the Company Board or the Special Committee from making a Change in Company Recommendation prior to the Company Stockholder Approval if the Company Board or Special Committee, as applicable, determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable Law in order for the directors to comply with their fiduciary duties to the Company's stockholders.

          (e) DISCUSSIONS PRIOR TO AGREEMENT. The fact that the Company, any of its Subsidiaries, or any of their Representatives have had discussions or negotiations with Persons prior to the date of this Agreement regarding a possible Acquisition Proposal shall not prevent the Company from taking any of the actions permitted by this Section 5.06 with respect to a new Acquisition Proposal submitted by any such Person after the date of this Agreement, that was not solicited in violation of this Section 5.06.

          (f) DEFINITION OF COMPETING TRANSACTION. A "Competing Transaction" means any of the following (other than the Transactions) involving the Company or any of its Subsidiaries, other than the Merger or any other Competing Transaction to which TAS, the TAS Stockholders or any of their Affiliates are a party:

          (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction (including any so-called merger-of-equals and whether or not the Company is the entity surviving any such transaction) involving the Company or any of its Subsidiaries which results in any person beneficially owning 20% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries or 20% or more of the assets of the Company and its Subsidiaries (directly or indirectly, including by the ownership of equity or voting securities);

          (ii) any sale, lease, exchange, transfer or other disposition (directly or indirectly, including by the transfer of equity or voting securities) of 20% or more of the assets of the Company and its Subsidiaries;

          (iii) any sale, exchange, transfer or other disposition of equity or voting securities in which the Company or any of its Subsidiaries participates and which results in any person beneficially owning 20% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries; or

          (iv) any transaction or series of transactions, including a tender offer or exchange offer, that, if consummated, would result in any person beneficially owning more than 20% of any class of equity or voting securities of the Company or of any of its Subsidiaries.

          (g) DEFINITION OF SUPERIOR PROPOSAL. A "Superior Proposal" means an unsolicited written offer (in its most recently amended or modified terms, if amended or modified) made in compliance with this Section 5.06 by a Person to enter into a Competing Transaction, the effect of which would be that a Person would beneficially own more than twenty percent (20%) of the issued and outstanding Common Stock, acquire more than twenty percent (20%) of the Consolidated assets of the Company and its subsidiaries, as applicable, and which the Company Board or Special Committee determines, in its good faith judgment (after consulting with its financial advisor and/or legal counsel and taking into account any amendments proposed by TAS to this Agreement or to the transactions contemplated hereby) and taking into account all relevant legal, financial, regulatory and other aspects of the offer that it deems relevant in such circumstances under the DGCL, to be more favorable to Company stockholders, from a financial point of view, than the Merger.

          SECTION 5.07. DIRECTORS' AND OFFICERS' INDEMNIFICATION; INSURANCE.

          (a) INDEMNIFICATION. Without limiting any additional rights that any employee, officer or director may have under any employment agreement or benefit Plan or under the Company's Certificate of Incorporation or By-laws, for a period of six (6) years from the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present (as of immediately prior to the Effective Time) and former officer or director of the Company and the Company's Subsidiaries (the "Indemnified Directors and Officers"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters occurring or actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), or taken by them at the request of the Company or any Company Subsidiary, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that applicable Law permits a Delaware corporation to indemnify its officers and directors. Each Indemnified Director and Officer will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Indemnified Director or Officer of a request therefor and reasonable documentation thereof; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Director or Officer hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Director or Officer from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Director or Officer otherwise consents.

          (b) MAINTENANCE. The Certificate of Incorporation and By-laws of the Surviving Corporation shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company's Certificate of Incorporation and By-laws, which provisions shall not, except to the extent required to comply with applicable Law, be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

          (c) D&O INSURANCE. Prior to the Effective Time, the Company shall obtain, and the Surviving Corporation shall maintain for a period of six (6) years following the Effective Time, directors' and officers' liability insurance coverage with respect to matters existing or occurring at or prior to the Effective Time, from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance, having terms and conditions and providing coverage in an amount at least as favorable to the insured parties as the terms and conditions and amounts of coverage of the Company's existing policies; provided, that TAS and its Subsidiaries shall not be required by this Section 5.07(c) to pay annual premiums in excess of 200% of the annual premiums paid by the Company under its directors' and officers' liability policies as in effect as of the date hereof (the "Maximum Premium"). If the Company's existing insurance expires, is terminated or canceled during the six (6) year period following the Effective Time or exceeds the Maximum Premium, the Surviving Corporation shall obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered parties than the Company's existing directors' and officer's liability insurance.

          (d) EXISTING AGREEMENTS. The Surviving Corporation shall honor and perform under all indemnification agreements entered into by the Company or any Company Subsidiary identified in SECTION 5.07 of the Company Disclosure Schedule as being subject to this Section 5.07(d).

          (e) SURVIVABILITY. Notwithstanding anything herein to the contrary, if any claim, action, suit or proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Director or Officer, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.07 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

          (f) HEIRS. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Law, contract or otherwise.

          (g) SUCCESSORS AND ASSIGNS. In the event that the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets as an entirety in one or a series of related transactions to any Person(s), then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or such Persons(s), as the case may be, shall assume the obligations set forth in this Section 5.07; provided that the Surviving Corporation shall not be relieved from such obligation. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this
Section 5.07.

          SECTION 5.08. FURTHER ACTION; REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement:

          (a) each of the parties hereto shall make promptly its respective filings, and thereafter make any other required submissions, under any applicable foreign, federal or state antitrust, competition or fair trade Laws with respect to the Transactions; and

          (b) the Company shall cooperate with TAS and use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Merger and the Transactions, including, without limitation, (i) using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger and (ii) cooperating with TAS to respond to and defend against any litigation brought against the Company, TAS or the TAS Stockholders because of the Merger or the transactions.

          SECTION 5.09. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of TAS and the Company. Thereafter, subject to applicable Law, each of TAS and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger, or any of the other Transactions.

          SECTION 5.10. TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition," "interested stockholder," "business combination," "stockholder protection," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Section 203 of the DGCL) or similar restrictive provision of the Certificate of Incorporation or By-laws or comparable organizational documents of the Company or any of its Subsidiaries (each a "Takeover Provision") shall become applicable to the transactions contemplated hereby, the Company and the members of the Company Board or the Special Committee of the Company, subject to Section 5.06(d), shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of such Takeover Provision on the transactions contemplated hereby.

          SECTION 5.11. FINANCING. The Company agrees to provide, and will cause its Subsidiaries and its and their respective directors, officers and employees to provide, all cooperation reasonably necessary in connection with the arrangement of financing to be consummated contemporaneously with or after the date hereof in respect of the transactions contemplated by this Agreement, including participation in meetings, the execution and delivery of any commitment letters, pledge and security documents, other definitive financing documents, or other requested certificates or documents (including a certificate of the chief financial officer of the Company with respect to solvency matters, to the extent such certification may be accurately made), audited and unaudited financial statements, comfort letters of accountants and legal opinions as may be reasonably requested by TAS and taking such other actions as are reasonably required to be taken by the Company, providing that such cooperation shall not interfere unreasonably with the business or operations of the Company or its Subsidiaries.

          SECTION 5.12. DISPOSITION OF LITIGATION. In connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company shall keep TAS, and any counsel which TAS may retain at its own expense, informed of the status of such litigation and will provide TAS's counsel the right to participate in the defense of such litigation to the extent TAS is not otherwise a party thereto, and the Company shall not enter into any settlement or compromise of any such stockholder litigation without TAS's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

          SECTION 6.01. MUTUAL CONDITIONS TO THE MERGER. The obligations of the Company and TAS to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following conditions:

          (a) the Company shall have obtained the Company Stockholder Approval to the extent necessary under applicable Law;

          (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

          (c) any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

          (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger or the performance by TAS, the TAS Stockholders or the Company of any covenant or condition required in order to consummate the Merger, shall be in effect;

and is also subject to the following condition, which may not be waived by the parties:

          (e) all required filings with the SEC by the Company, TAS and its Affiliates shall have been made, and all related deliveries of documents to the stockholders of the Company and the passage of notice periods required under the Exchange Act, shall have occurred, including those contemplated by Sections 14(a) and 13(e) of the Exchange Act and the rules and regulations thereunder, to the extent applicable.

          SECTION 6.02. CONDITIONS TO OBLIGATIONS OF TAS. The obligations of TAS to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of the Company set forth in this Agreement, disregarding all materiality and Company Material Adverse Effect qualifiers (except as set forth in Section 2.07(b)), shall be true and correct, in each case as of the date of this Agreement and at and as of the Effective Time, as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event as of such specified date), except for failures to be true and correct which would not, individually or in the aggregate, have a Company Material Adverse Effect and which result, or would reasonably be expected to result, in costs or losses to the Company, together with any costs or losses to the Company referenced in Subsection 6.02(b), aggregating in excess of $5 million, in each case determined on the basis of cash out-of-pocket costs to the Company and its Subsidiaries;

          (b) the Company shall have performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing, provided that each of such obligations, agreements and covenants shall be deemed to have been performed in all material respects so long as the costs or losses to the Company arising from any breach of any thereof, or which would reasonably be expected to result in costs or losses to the Company, together with costs or losses to the Company referenced in Section 6.02(a), do not in the aggregate exceed $5 million, in each case determined on the basis of cash out-of-pocket costs to the Company and its Subsidiaries;

          (c) TAS shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 6.02(a), (b) and (d) have been satisfied;

          (d) There shall not have occurred a Closing Material Adverse Effect;

          (e) If LJH has given notice to the Company of its intention to exercise its right under Section 1.2(a) of the Conversion Agreement to convert the Term Loan C into shares of Common Stock, and LJH has otherwise performed its obligations under this Agreement and the Conversion Agreement, the Company shall have caused the shares of Common Stock subject to issuance pursuant to the Conversion Agreement to be issued to the TAS Stockholders;

          (f) John Cawthron shall not have been removed by the Board from his positions of Chairman of the Board and Chief Executive Officer of the Company;

          (g) the Company shall have obtained a fairness opinion from Houlihan Lokey Howard & Zukin as described in Section 2.18 that has not been withdrawn; and

          (h) TAS shall have received from Akerman Senterfitt, counsel to the Company, their opinion as to the matters addressed in Sections 2.01(a) and (c), 2.03, 2.04 and 2.05 in form and substance reasonably acceptable to TAS and its counsel.

          SECTION 6.03. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

          (a) the representations and warranties of TAS set forth in this Agreement, disregarding all materiality and TAS Material Adverse Effect qualifiers, shall be true and correct, in each case as of the date of this Agreement and at and as of the Effective Time, as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event as of such specified date), except for failures to be true and correct which would not, individually or in the aggregate, reasonably be expected to have a TAS Material Adverse Effect;

          (b) TAS shall have performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing; and

          (c) the Company shall have received certificates of the Chief Executive Officer or the Chief Financial Officer of TAS, certifying that the conditions set forth in Sections 6.03(a) and (b) have been satisfied.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.01. TERMINATION. This Agreement may only be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of the
Company:

          (a) by mutual written consent of TAS and the Company;

          (b) by TAS or the Company if any court or other Governmental Authority of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and non-appealable;

          (c) by either TAS or the Company if the Effective Time shall not have occurred on or before the later of (i) February 15, 2007 or (ii) one hundred twenty (120) days after the Meeting Commencement Date (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 7.01(c) shall not be available to the party seeking to terminate if any action of such party or the failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

          (d) by the Company (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of TAS contained in this Agreement such that the conditions set forth in Sections 6.03(a) or 6.03(b) would not be satisfied and, in either such case, such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement or (ii) if prior to the obtaining of the Company Stockholder Approval
(A) the Company shall have received a Superior Proposal, (B) the Company, the Company Board and the Special Committee shall have complied in all material respects with Sections 5.01 and 5.06 (including Section 5.06(d)) and (C) TAS shall have received payment of the Company Termination Fee and TAS Expenses;

          (e) by TAS (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 6.02(a) or 6.02(b), would not be satisfied and, in any such case, such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior the Termination Date; provided that TAS shall not have the right to terminate this Agreement pursuant to this Section 7.01(e)(i) if TAS is then in material breach of any of its covenants or agreements contained in this Agreement, (ii) if the Company Board shall have made a Change in Company Recommendation; or (iii) if at any time after the date of this Agreement the conditions set forth in Sections 6.02(d), (e) or (f) shall not be satisfied and in any such case (A) such failure shall not be cured by the Company within five
(5) business days following written notice by TAS delivered to the Company describing in reasonable detail such failure and (B) TAS is not then in material breach of any of its covenants or agreements contained in this Agreement; or

          (f) by the Company if, upon a vote taken thereon at the Stockholders Meeting or any postponement or adjournment thereof, this Agreement shall not have been adopted by the holders of at least a majority in combined voting power of the outstanding Shares.

          SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except:

          (a) as set forth in Section 7.03; and

          (b) except as set forth in Section 7.03, nothing herein shall relieve any party from liability for fraud or for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

The terms of this Section 7.02, Section 1.10(c), 7.03, and Article VIII, shall survive any termination of this Agreement.

          SECTION 7.03. FEES AND EXPENSES.

          (a) GENERALLY. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses" includes all reasonable out-of-pocket expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by or on behalf of a party or its prospective financing sources in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement.

          (b) COMPANY TERMINATION FEE AND TAS EXPENSES.

          (i) In the event that this Agreement is terminated by TAS pursuant to
Section 7.01(e)(ii), then the Company shall pay $750,000 (such amount, the "Company Termination Fee") to TAS or as directed by TAS plus the TAS Expenses to TAS or as directed by TAS, as promptly as reasonably practicable (and in any event within five Business Days following such termination), payable by wire transfer of immediately available funds.

          (ii) In the event that (a) this Agreement is terminated (A) by TAS pursuant to Section 7.01(e)(i) or (B) by TAS or the Company pursuant to Section 7.01(c), then the Company shall reimburse TAS for all Expenses incurred by or on behalf of TAS and its Affiliates as of the time of such reimbursement (the "TAS Expenses"), as promptly as reasonably practicable following delivery of reasonable documentation thereof (and, in any event, within five Business Days following delivery of such documentation), payable by wire transfer of immediately available funds, provided that the aggregate amount of TAS Expenses paid pursuant to this Agreement will not exceed $1,000,000.

          (iii) In the event that (a) this Agreement is terminated (A) by TAS pursuant to Section 7.01(e)(i), and, at any time after the date of this Agreement and prior to the event giving rise to TAS's right to terminate under
Section 7.01(e)(i), an Acquisition Proposal shall have been publicly disclosed or otherwise communicated to the Company Board or the Special Committee, or (B) by TAS or the Company pursuant to Section 7.01(c), and at any time after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise communicated to the Company Board or the Special Committee and (b) within eight
(8) months after such termination, the Company enters into an agreement in respect of any Competing Transaction, which Competing Transaction is thereafter consummated, then the Company shall pay to TAS the Company Termination Fee (minus the amount, if any, previously paid pursuant to Section 7.03(b)(ii)) by wire transfer of immediately available funds, on the date of the consummation of the Competing Transaction; provided that, for purpose of this
Section 7.03(b)(iii), the term "Competing Transaction" shall have the meaning assigned to such term in Section 5.06(f), except that the references to "20%" shall be deemed to be references to "50%".

          (iv) The payment of the Company Termination Fee and the TAS Expenses in accordance with this Section 7.03(b) shall constitute the sole and exclusive remedy of TAS for any and all damages arising under or in connection with any breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement. Except as provided in this Section 7.03(b), in no event shall TAS and its Affiliates or any party acting on behalf of TAS or its Affiliates, (i) seek to obtain any recovery or judgment in connection with any breach of any representation, warranty, covenant or agreement on the part of the Company contained this Agreement or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages, in connection with any breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement. The parties acknowledge that the Company Termination Fee and the TAS Expenses together constitute a reasonable estimate of the damages that will be suffered by reason of any action or omission giving rise to a right of payment of the Company Termination Fee and/or the TAS Expenses.

          (v) The payment of money damages not to exceed $1,750,000 shall constitute the sole and exclusive remedy of the Company for any and all damages arising under or in connection with any breach of any representation, warranty, covenant or agreement on the part of TAS or its Affiliates contained in or contemplated by this Agreement. Except as provided in this Section 7.03(b), in no event shall the Company and its Affiliates or any party acting on behalf of the Company or its Affiliates, (i) seek to obtain any recovery or judgment in connection with any breach of any representation, warranty, covenant or agreement on the part of the TAS and its Affiliates contained or contemplated by this Agreement or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages, in connection with any breach of any representation, warranty, covenant or agreement on the part of TAS and its Affiliates contained in or contemplated by this Agreement. The parties acknowledge that the sum of $1,750,000 constitutes a reasonable estimate of maximum amount of damages that will be suffered by the Company and its Affiliates by reason of any action or omission of TAS or its Affiliates arising out of or relating to this Agreement.

          (c) ACKNOWLEDGEMENT. Each of the Company and TAS acknowledges that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or TAS Expenses when due, the Company shall reimburse TAS for all reasonable costs and expenses actually incurred or accrued by TAS (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.03.

          SECTION 7.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (subject, in the case of the Company, to the prior recommendation of the Special Committee) at any time prior to the

Effective Time. However, after the approval and adoption of this Agreement and the Transactions by the stockholders of the Company, no amendment of the type described in the proviso to the second sentence of Section 251(d) of the DGCL shall be made unless the Company shall have obtained such consents as may be required by the DGCL. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          SECTION 7.05. WAIVER. At any time prior to the Effective Time, any party hereto may:

          (a) extend the time for the performance of any obligation or other act of any other party hereto;

          (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto; and

          (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein.

Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be.

          SECTION 8.02. COMPANY STOCK PURCHASE. The Company has agreed to issue to the TAS Stockholders up to 2,400,000 shares of Common Stock pursuant to the Agreement dated July 31, 2006 between the Company, TAS and the TAS Stockholders (the "Conversion Agreement") (subject to adjustment as provided therein) at a price of $2.50 per share (the "Stock Conversion Price"), upon conversion of the Term C Loan (the "Company Stock Purchase"). The right of the TAS Stockholders to purchase shares of Common Stock pursuant to the Conversion Agreement is subject to the condition that all required filings with the SEC by the Company, TAS, the TAS Stockholders and their respective Affiliates shall have been made, and all related deliveries of documents to the stockholders of the Company and the passage of notice periods required under 13(e) of the Exchange Act and the rules and regulations thereunder shall have occurred. The Company covenants and agrees to comply with Section 5.03 of this Agreement with respect to such matters before the SEC, and agrees that any breach of the Conversion Agreement by the Company shall constitute a breach of this Agreement as well.

          SECTION 8.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmissions between the hours of 9:00 A.M. and 5:00 P.M. in the recipient party's time zone, or by registered or certified mail (postage prepaid, return receipt requested) or recognized overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 8.03):

         if to TAS:             TAS Holding, Inc
                                c/o Cawthron, Womack & Coker, P.C.
                                First Waco Center
                                1700 N. Valley Mills Drive
                                P. O. Box 8256
                                Waco, TX  76714
                                Telephone No.:  (817) 776-3871
                                Facsimile No.: (254) 776-4346
                                Attention: John Cawthron

         with a copy to:        Bracewell & Giuliani LLP
                                500 N. Akard Street, Suite 4000
                                Dallas, TX  75201
                                Telephone No.:  (214) 758-1000
                                Facsimile No.: (214) 758-1010
                                Attention: Michael W. Tankersley

         with a copy to:        Beard, Kultgen, Brophy, Bostwick &
                                Dickson, LLP
                                Central Tower
                                5400 Bosque Boulevard, Suite 301
                                Waco, TX  76710
                                Telephone No.:  (254) 776-5500
                                Facsimile No.: (254) 776-3591
                                Attention: Richard E. Brophy, Jr.

         with a copy to:        Schulte Roth & Zabel, LLP
                                919 Third Avenue
                                New York NY 10022
                                Telephone No.:  (212) 756-2000
                                Facsimile No.: (212) 593-5955
                                Attention: Peter J. Halasz

         if to the Company:     TIMCO Aviation Services, Inc.
                                623 Radar Road
                                Greensboro, NC  27410
                                Telephone No.:  (336) 668-4410
                                Facsimile No:  (336) 337-1867
                                Attention:  Chairman, CEO and CFO

         with a copy to:        Akerman Senterfitt
                                One Southeast Third Avenue, 28th Floor
                                Miami, FL  33131
                                Telephone No.:  (305) 982-5604

                                Facsimile No:  (305) 374-5095
                                Attention: Philip B. Schwartz

         with a copy to:        Richards, Layton & Finger, P.A.
                                One Rodney Square
                                P. O. Box 551
                                Wilmington, DE 19899
                                Telephone No.:  (302) 658-6500
                                Facsimile No.: (302) 658-6548
                                Attention: Mark Gentile

          SECTION 8.04. CERTAIN DEFINITIONS.

          (a) For purposes of this Agreement:

"Affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

"Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are authorized or required by Law to close in the City of Dallas, Texas.

"Code" means the United States Internal Revenue Code of 1986, as amended including any successor provisions and transition rules, whether or not codified.

"Closing Material Adverse Effect" shall mean that (i) Delta Airlines, Inc. shall have given the Company written notice of its intention to terminate substantially all of the engineering projects pending at the time of such notice, including a request for the return of the related deposits or (ii) United Airlines, Inc. shall have given the Company written notice of its intention to terminate substantially all of its business that it sends to the Company's MRO services.

"Company Material Adverse Effect" means any event, circumstance, change or effect that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole provided that none of the following shall constitute or shall be considered in determining whether there has occurred a Company Material Adverse Effect;

          (i) general economic conditions worldwide, in the United States, or in any nation or region in which the Company or any of its Subsidiaries has a substantial presence or operations;

          (ii) any acts of terrorism not directed at the Company or any outbreak of war;

          (iii) the public announcement by the Parties of this Agreement, the pendency of the Merger or the other transactions contemplated hereby, or any action taken which is required by this Agreement or specifically requested by TAS or its stockholders or consented to by TAS or its stockholders, in each case including losses of employees or any stockholder litigation arising from or relating to the Merger;

          (iv) factors generally affecting the industries or markets in which the Company and its Subsidiaries operate;

          (v) changes in Law not specifically directed at the Company or its Subsidiaries or generally accepted accounting principles or the interpretation thereof not specifically directed at the Company or its Subsidiaries;

          (vi) any failure by the Company to meet any Company or published securities analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing;

          (vii) a decline in the trading price or change in trading volume of the Company Common Stock.

"Company Required Consents" means all consents, authorizations and approvals the failure to obtain in connection with the execution and delivery by the Company of this Agreement and the consummation of the Transactions by the Company, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

"Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

"Environmental Law" means any Law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources, (B) the handling, use, storage, treatment, disposal, release or threatened release of any hazardous substance, (C) noise, odor, pollution, contamination, land use, any injury or threat of injury to persons or property, or (D) the protection of the health and safety of employees or the public.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Knowledge of the Company" and the "Company's Knowledge" and words of similar import means the actual knowledge (after due inquiry) of John Cawthron, Ron Utecht, Jim Tate, Kevin Carter or Elizabeth Mehaffey.

"TAS Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to prevent or materially impede, interfere with, hinder, or delay the consummation by TAS of the transactions contemplated by this Agreement.

"Person" means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

"Representative" means, with respect to any Person, such the officers, directors, employees, accountants, auditors, attorneys, consultants, legal counsel, agents, investment bankers, financial advisors and other representatives of such Person and of such Person's anticipated sources of financing.

"Subsidiary" or "Subsidiaries" when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

"Tax Returns" means in respect of any Tax, any return, declaration, report, election, estimate claim for refund or information return or other statement, form or disclosure filed or required to be filed with any Governmental Authority or taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

"Tax" or "Taxes" shall mean (i) any and all federal, state, provincial, local, foreign and other taxes, assessments, fees, levies, duties, tariffs, customs, imposts and other governmental charges of any kind (together with any and all interest, penalties, assessments additions to tax and additional amounts imposed with respect thereto) imposed in connection therewith or by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, capital gains franchise, windfall or other profits, gross receipts, real or personal property, sales, goods and services use, capital stock, branch payroll, employment, social security (or similar), workers' compensation, utility, severance, production, occupation, premium, unemployment compensation or net worth's-taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; customs duties; tariffs and similar charges, (ii) any liability for payment of amounts described in clause
(i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of Law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

          (b) The following terms have the meaning set forth in the Sections set forth below:

          DEFINED TERM                                   LOCATION OF DEFINITION

          90% Threshold                                  Section 5.04
          Acquisition Proposal                           Section 5.06(a)(i)
          Action                                         Section 2.08
          Adverse Recommendation Notice                  Section 5.06(d)
          Affiliate Transaction                          Section 2.22(a)
          Agreement                                      Preamble

 DEFINED TERM                                   LOCATION OF DEFINITION

          Assignee                                       Section 5.02(c)
          Certificate of Merger                          Section 1.03
          Certificates                                   Section 1.10(d)
          Change in the Company Recommendation           Section 5.06(d)
          CIT Debt                                       Recitals
          CIT Financing Agreement                        Section 6.02(d)
          Closing                                        Section 1.02
          Closing Date                                   Section 1.02
          COBRA                                          Section 2.09(a)
          Company                                        Recitals
          Company Board                                  Recitals
          Company Common Stock                           Section 1.07(a)
          Company Convertible Debt                       Section 1.08(b)(v)
          Company Disclosure Schedule                    ARTICLE II
          Company Permits                                Section 2.15
          Company Recommendation                         Section 2.04(c)
          Company SEC Reports                            Section 2.06(a)(iv)
          Company Software                               Section 2.16(e)
          Company Stock Option                           Section 1.08(a)(ii)
          Company Stock Plans                            Section 1.08(a)(i)
          Company Stock Purchase                         Section 8.02
          Company Stock Purchase Right                   Section 1.08(b)(ii)
          Company Stockholder Approval                   Section 2.04

 DEFINED TERM                                   LOCATION OF DEFINITION

          Company Termination Fee                        Section 7.03(b)(i)
          Competing Transaction                          Section 5.06(f)
          Conversion Agreement                           Section  8.02
          Copyrights                                     Section 2.16(e)
          Costs                                          Section 5.07(a)
          DGCL                                           Recitals
          Dissenting Shares                              Section 1.09(a)
          Effective Time                                 Section 1.03
          ERISA                                          Section 2.09(a)
          Escrow Agent                                   Section 1.10(a)
          Escrow Agreement                               Section 1.10(a)
          Expenses                                       Section 7.03(a)
          GAAP                                           Section 2.06(b)
          Governmental Authority                         Section 2.05(b)
          HIPAA                                          Section 2.09(b)
          HSR Act                                        Section 2.05(b)
          Indemnified Directors and Officers             Section 5.07(a)
          Information Statement                          Section 5.03(a)
          Intellectual Property Rights                   Section 2.16(e)
          Law                                            Section 2.05(a)(ii)
          LJH                                            Section 3.09
          LJH Shares                                     Section 3.09
          LJH Warrant                                    Section 1.08(b)(i)(B)
          Material Contracts                             Section 2.12(a)

 DEFINED TERM                                   LOCATION OF DEFINITION

          Material Leased Real Property                  Section 2.10(b)
          Maximum Premium                                Section 5.07(c)
          Meeting Commencement Date                      Section 5.01
          Merger                                         Recitals
          Monroe Debt                                    Recitals
          Notice of Superior Proposal                    Section 5.06(c)
          Option Consideration                           Section 1.08(b)
          Order                                          Section 6.01(b)
          Owl Creek Entities                             Section 3.09
          Owl Creek Shares                               Section 3.09
          Owned Real Property                            Section 2.10(b)
          Patents                                        Section 2.16(e)
          Paying Agent                                   Section 1.10(b)
          Per Share Merger Consideration                 Section 1.07(a)
          Plans                                          Section 2.09(a)
          Post-Signing Returns                           Section 4.03(a)
          Proxy Statement                                Section 5.03(a)
          Proxy/Information Statement                    Section 5.03(a)
          Purchase Right Consideration                   Section 1.08(b)(ii)
          Real Property                                  Section 2.10(c)
          Restructuring Agreement                        Recitals
          Sarbanes-Oxley Act                             Section 2.06(c)
          SEC                                            Section 1.10(b)
          Securities Act                                 Section 2.05(b)

 DEFINED TERM                                   LOCATION OF DEFINITION

          Shares                                         Section 1.07(a)
          Special Committee                              Recitals
          Stockholders' Meeting                          Section 5.01(i)
          Stock Conversion Price                         Section 8.02
          Superior Proposal                              Section 5.06(g)
          Surviving Corporation                          Section 1.01
          Surviving Corporation Shares                   Section 1.07(c)
          Takeover Provision                             Section 5.10
          TAS                                            Preamble
          TAS Expenses                                   Section 7.03(b)(ii)
          TAS Shares                                     Section 3.09
          TAS Stockholders                               Section 3.09
          Term C Loan                                    Preamble
          Termination Date                               Section 7.01(c)
          Trademarks                                     Section 2.16(e)
          Transactions                                   Section 2.04(a)

          SECTION 8.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 8.06. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including all exhibits, annexes and schedules hereto, and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          SECTION 8.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than as provided in Section 7.03(b)(iv) and, following the Effective Time, Section 5.07 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

          SECTION 8.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

          SECTION 8.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any other choice of Law or conflict of Law provision or rule (whether of the State of Delaware or otherwise). The parties hereto hereby:

          (a) submit to the exclusive jurisdiction of any such state or federal court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto; and

          (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

          SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT.

          SECTION 8.11. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 8.13. INTERPRETATION. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are, unless otherwise indicated, references to Articles and Sections of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. References to any statute are to that statute as amended from time to time, and to the rules and regulations promulgated thereunder, and, in each case, to any successor statute, rules or regulations thereto.

          IN WITNESS WHEREOF, TAS and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        TAS HOLDING, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        TIMCO AVIATION SERVICES, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                 EXECUTION COPY


                    CONVERSION, SUPPORT AND RELEASE AGREEMENT

          THIS AGREEMENT, dated as of July 31, 2006 (the "Agreement"), is by and among LJH, Ltd., a Texas limited partnership ("LJH"), Owl Creek I, L.P., Owl Creek II L.P., Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd., (together, the "Owl Creek Investors," and together with LJH, the "Investors"), TIMCO Aviation Services, Inc., a Delaware corporation (the "Company"), and TAS Holding, Inc., a Delaware corporation ("Newco"), with respect to the Agreement and Plan of Merger of even date between the Company and Newco (the "Merger Agreement").

          WHEREAS, all of the issued and outstanding capital stock of Newco is owned by the Investors;

          WHEREAS, the TAS Stockholders acquired from Monroe Capital Advisors LLC indebtedness of the Company in the approximate amount of $18.4 million (the "Monroe Debt") and amended the terms of the Monroe Debt to decrease the interest rate and fees payable thereunder and to waive certain existing events of default under the Monroe Debt for the benefit of the Company and advanced to the Company additional working capital in the amount of $6.0 million thereunder (the "Term Loan C") which in turn allowed the Company to amend the terms of its indebtedness to CIT Group/Business Credit, Inc. (the "CIT Debt") to resolve certain existing events of default and to increase the amount of funding available under that facility (the "Debt Restructure");

          WHEREAS, pursuant to a Participation Agreement between LJH and the Owl Creek Investors dated April 10, 2006, they agreed that LJH would own 80.52% of the Term Loan C, and would receive that percentage of any shares of the Common Stock, $.001 par value per share, of the Company (the "Company Common Stock") into which the Term Loan C might be converted, and the Owl Creek Investors would own 19.48% of the Term Loan C and would receive that percentage of any Company Common Stock into which the Term Loan C might be converted (respectively, their "Pro Rata Shares");

          WHEREAS, the Company has entered into the Merger Agreement with Newco, which provides that Newco will merge with and into the Company in a transaction whereby holders of the Company Common Stock other than the Investors (the "Public Stockholders") will be entitled to receive a cash amount of $4.00 per share of Company Common Stock (the "Merger"), on the terms and conditions stated in the Merger Agreement;

          WHEREAS, in connection with the proposed Merger, Newco and the Investors have required that the Company enter into this Agreement providing for the Company to issue to the Investors, according to their Pro Rata Shares, up to 2,400,000 shares of Company Common Stock at a price of $2.50 per share (the "Company Stock Issuance") in exchange for and in satisfaction of up to the outstanding principal balance of the Term Loan C, subject to the terms and conditions stated in this Agreement.

          NOW, THEREFORE, THE INVESTORS, NEWCO AND THE COMPANY AGREE AS FOLLOWS:


          1.1 DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined have the meanings given them in the Merger Agreement.

          1.2 CONSIDERATION. In consideration of Newco's entry into the Merger Agreement and the actions of the Investors in respect thereof, and for so long as the Merger Agreement remains in effect and has not been terminated, the Company agrees to issue to the Investors, according to their Pro Rata Shares, up to 2,400,000 shares of the Company Common Stock at a price of $2.50 per share ($6,000,000 in the aggregate) in exchange for and in full satisfaction of up to the outstanding principal balance of the Term Loan C (the "Conversion") in compliance with the following requirements:

          (a) PURCHASE AND SALE OF COMMON STOCK. The Company hereby agrees to issue to the Investors up to 2,400,000 shares of Common Stock (subject to adjustment as provided below) (the "Base Shares") at a price of $2.50 per share (the "Base Price") upon the written notice and demand therefor delivered to the Company by LJH (a "Purchase Notice") and tender of the note evidencing the Term Loan C, subject to the terms and conditions of this Section 1.2. The closing of the purchase and sale of shares of Company Common Stock (the "CLOSING") shall take place on the fifth Business Day following satisfaction or waiver of the conditions set forth in this Section 1.2, or such other date as is mutually agreed to by the Company and the Investors. The Closing shall be held at the offices of offices of Bracewell & Giuliani LLP, 500 N. Akard, Suite 4000, Dallas, Texas 75201, unless another place is agreed to in writing by the parties hereto At the Closing, the Company shall deliver to the Investors certificates representing the shares of Company Common Stock that the Investors are purchasing hereunder and LJH will deliver to the Company its acknowledgement of the payment of a portion of the $6,000,000 principal amount of the Term Loan C equal to the aggregate Base Price of the number of Base Shares stated in the Purchase Notice, after which the accrued unpaid interest on the Term Loan C and any remaining balance of the Term Loan C will remain outstanding and owed to LJH in accordance with the terms of the agreements governing the payment of such amounts with respect to the Term Loan C. The right of the Investors to purchase shares of Company Common Stock pursuant to this Section 1.2 is subject to the conditions that: (i) all required filings with the SEC by the Company, the Investors, Newco and its Affiliates shall have been made, and all related deliveries of documents to the stockholders of the Company and the passage of notice periods required under 13(e) of the Exchange Act and the rules and regulations thereunder shall have occurred; (ii) Newco and the Investors shall affirm in writing at the time of the purchase that immediately following such purchase Newco and the Investors will effectuate a merger of Newco into the Company pursuant to Section 253 of the DGCL in accordance with Section 5.04 of the Merger Agreement; (iii) Newco and the Investors shall affirm in writing that all shares of Company Common Stock owned by the Investors and their affiliates have been transferred to Newco; and (iv) no Adverse Recommendation Notice or Change in Company Recommendation, in each case in respect of a Superior Proposal and in accordance with Section 5.06 of the Merger Agreement, shall be in effect. Notwithstanding the foregoing, in the event the Merger Agreement is terminated in accordance with Section 7.01 thereof, the Investors and the Company agree that the Investors shall not be entitled to purchase any shares of Company Common Stock pursuant to this Section 1.2(a) and the purchase right provided hereunder shall be null and void and of no further effect.

          (b) REPRESENTATIONS OF COMPANY. The Company represents and warrants to the Investors that the shares of Company Common Stock purchased under this
Section 1.2, when issued, will be duly and validly issued, fully paid and nonassessable, and will (i) be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and
(ii) not be issued in violation of any preemptive or similar rights of any stockholder of the Company.

          (c) REPRESENTATIONS OF INVESTORS. Each of the Investors, severally and not jointly, represents and warrants to the Company that (i) such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) Company Common Stock purchased by such Investor pursuant to this Section 1.2 will be acquired by the Investor for the purpose of contributing such Company Common Stock to the capital of Newco, and as such is being purchased for investment for the account of Newco and not with a view to the resale or distribution of any part thereof or the grant of any participation therein, and (iii) except as set forth herein, neither such Investor nor Newco is obligated under any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any unaffiliated third person, with respect to any of such Company Common Stock, and neither of them has any present intention of entering into any such contract, agreement or understanding.

          (d) ADJUSTMENT OF SHARE PURCHASE. Provided that Newco and the Investors collectively own at least 19,108,211 shares of the outstanding Company Common Stock, to the extent that the issuance of shares of Company Common Stock contemplated by this Section 1.2 would not result in the Investors and Newco owning in the aggregate at least ninety and one-tenth percent (90.1%) of the issued and outstanding Company Common Stock on the date of the Closing of such purchase, the number of shares of Company Common Stock which the Investors may purchase under this Section 1.2 will be increased to a number sufficient to result in such percentage of ownership, at a purchase price of $2.50 per share.

          (e) ANTI-DILUTION. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Company Common Stock, in order to prevent the dilution or enlargement of the rights provided in Section 1.2, the Base Price and the number of Base Shares shall be proportionately adjusted. When any adjustment is required to be made pursuant to this paragraph (e), the Company shall promptly mail to Newco and the Investors a certificate setting forth the Base Price and the number of Base Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          1.3 SUPPORT OF MERGER. (a) LJH represents and warrants that it is the beneficial owner of 15,385,812 shares of Company Common Stock (the "LJH Shares"). The Owl Creek Investors represent and warrant that they are the beneficial owners of an aggregate of 3,722,399 shares of the Company Common Stock (the "Owl Creek Shares"). LJH and the Owl Creek Investors are the sole stockholders of Newco. Prior to the Effective Time of the Merger, the LJH Shares and the Owl Creek Shares, together with any shares of Company Common Stock purchased pursuant to this Agreement (collectively, the "Newco Shares") will be contributed to Newco and Newco will be the record holder of the Newco Shares at the Effective Time of the Merger.

          (b) The Investors will, and will cause Newco to, upon the execution of the Merger Agreement, deliver to the Company a copy of a written consent and proxy (the "Proxy"), executed by each of the Investors and by Newco in the form attached hereto as Exhibits A-1 and A-2 and covering all shares of Company Common Stock owned or acquired by any of them, irrevocably adopting the Merger Agreement and the Merger, including, without limitation, voting in favor of the adoption of the Merger Agreement by the Investors in their capacity as stockholders of Newco, voting in favor of the adoption of the Merger Agreement by Newco as a stockholder of the Company pursuant to Subsection 1.3(d), and by the Investors in their capacities as stockholders of the Company pursuant to Subsection 1.3(d) and, if applicable, voting in favor of a merger pursuant to Section 253 of the DGCL by the Investors in their capacities as stockholders of Newco. The Proxy will appoint Steven Gerard and Len Singer, and each of them individually, as their proxy and attorney in fact in accordance with the DGCL, will be irrevocable and coupled with an interest, provided that such Proxy will terminate upon the earlier to occur of the consummation of the Merger or any termination of the Merger Agreement.

          (c) Each of the Investors shall, and shall cause Newco to, at any meeting of the stockholders of the Company (whether annual or special, and whether or not an adjourned or postponed meeting), however called, pursuant to
Section 5.01 of the Merger Agreement (A) when a meeting is held, appear at such meeting or otherwise cause each share of Company Common Stock it owns to be counted as present thereat for the purpose of establishing a quorum, (B) vote (or cause to be voted) in person or by proxy all shares of Company Common Stock it owns in favor of the adoption of the Agreement and the approval of the Merger and for any other matters necessary for consummation of the Transactions and (C) vote (or cause to be voted) all shares of Company Common Stock it owns against
(X) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combinations between the Company and any other Person (other than the Merger) and (Y) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions.

          (d) Each of the Investors shall, at any meeting of the stockholders of Newco (whether annual or special and whether or not an adjourned or postponed meeting), or in connection with any action of the stockholders of Newco by written consent, (A) when a meeting is held, appear at such meeting or otherwise cause each share of Newco's voting capital stock it owns to be counted as present thereat for the purpose of establishing a quorum, (B) exercise all voting and related rights of such Investor with respect to each share of Newco's voting capital stock it owns in favor of the adoption of the Agreement and the approval of the Merger (whether consummated under Section 251 or Section 253 of the DGCL) and for any other matters necessary for consummation of the Transactions, and (C) exercise all voting and related rights of such Investor with respect to each share of Newco's voting capital stock it owns against any action that could reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of Merger or any of the Transactions.

          1.4 SUBSEQUENT TRANSACTIONS. (a) Each of the Investors and Newco agrees with the Company that during the period commencing on the date of this Agreement and ending on the date that is six months following the termination of the Merger Agreement (the "Effective Period"), it will not agree with any person to cause the Company, or take any other action to cause the Company, to merge with any person pursuant to Section 253 of the DGCL, without the prior consent of the Special Committee, unless the terms of any such action or transaction include the payment or delivery to the Public Shareholders of at least the Agreed Consideration. "Agreed Consideration" means cash in an amount of at least $4.00 per share of Company Common Stock. The Company agrees that the sale of the Company Common Stock owned by the Investors to a person who agrees to pay the Public Shareholders the same per share cash consideration as received by the Investors in any subsequent tender offer or merger, including any merger under Section 253 of the DGCL, will satisfy the requirements of this Section 1.4, even if such per share consideration is less than $4.00 per share.

          (b) If any of the Investors, Newco or the Company enters into a Subsequent Transaction, agrees to enter into a Subsequent Transaction, or the Investors or Newco agree to cause the Company to enter into a Subsequent Transaction, during the Effective Period, each of the Investors, Newco and the Company agrees that it will not enter into any binding agreement providing for such Subsequent Transaction that does not include as one of its terms the payment or delivery to the Public Shareholders of Agreed Consideration. For purposes of this Section 1.4, a "Subsequent Transaction" means any of the following:

          (i) any merger, consolidation, share exchange, sale of shares of Company Common Stock to a person not affiliated with the seller, business combination, recapitalization, liquidation, dissolution or other similar transaction (whether or not the Company is the entity surviving any such transaction) involving the Company or any of its Subsidiaries which results in any person beneficially owning 50% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries or 50% or more of the assets of the Company and its Subsidiaries (directly or indirectly, including by the ownership of equity or voting securities);

          (ii) any sale, lease, exchange, transfer or other disposition (directly or indirectly, including by the transfer of equity or voting securities) of 50% or more of the assets of the Company and its Subsidiaries;

          (iii) any sale, exchange, transfer or other disposition of equity or voting securities in which the Company or any of its Subsidiaries participates and which results in any person beneficially owning 50% or more of any class of equity or voting securities of the Company or of any of its Subsidiaries; or

          (iv) any transaction or series of transactions, including a tender offer or exchange offer, that, if consummated, would result in any person beneficially owning more than 50% of any class of equity or voting securities of the Company or of any of its Subsidiaries. 1.5 WAIVER OF REQUIREMENT, AMENDMENT. The restrictions set forth in Section 1.4 may be waived, and this Agreement may only be amended, by the Company if such action is approved by (a) vote of a majority of the Public Shareholders present in person or by proxy at a duly called meeting of the Company's stockholders or (b) the affirmative vote of a majority of the members of the Special Committee.

          1.6 RELEASES.

          (a) RELEASE BY INVESTORS. Effective upon the consummation of the Merger, and in consideration of the benefit to be realized by each Investor as a consequence of the Merger, each Investor, except as set forth below, hereby releases, relinquishes, acquits, waives and forever discharges the Company, and each of the Company's affiliates, officers, directors, agents, employees, representatives, attorneys and/or assigns (collectively the "Company Releasees") from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action, whether known or unknown at the time of this Agreement, that such Investor or any of its affiliates may have, directly or indirectly (including pursuant to any class action), that arise out of or relate in any way to such Investor's purchase, acquisition or ownership of shares of Company Common Stock and which have arisen prior to the date of this Agreement (the "Investor Released Claims"), including without limitation, to the extent relevant or applicable, claims that may arise out of or relate in any way to:
(i) the Merger Agreement or Merger, or any actions of the Company Releasees in connection therewith; (ii) the Investor's status as a stockholder of the Company, including (x) such Investor's purchase of the senior subordinated convertible PIK notes due 2006 of the Company, (y) such Investor's tender of senior subordinated convertible PIK notes due 2006 to the Company in the Company's January 2005 and August 2005 tender offers in exchange for shares of the Company Common Stock, and/or (z) such Investor's purchase of shares of Company Common Stock in the Company's rights offering that closed on November 22, 2005); or (iii) claims arising solely by reason of an Investor's status as a stockholder of the Company (including without limitation claims for negligence, gross negligence, fraud, negligent misrepresentation, breach of the duty of care, breach of the duty of loyalty, breaches of the duties of candor, good faith or fair dealing, or breaches of any other fiduciary duty). Each Investor agrees, for itself and on behalf of its affiliates, that it will never initiate, commence, institute, prosecute or otherwise participate in, either directly or indirectly, representatively (such as in a class action) or in any other capacity, any action of any description whatsoever, including both known and unknown claims, against the Company's Releasees that seek damages or other relief arising out of or relating to an Investor Released Claim. This Section 1.6(a) does not apply to any claims arising specifically under this Agreement or the Merger Agreement, any rights or claims arising under any written contract between one or more of the Investors, any of their affiliates, and any of the Company or any of its subsidiaries, other than matters that are the subject to the Investor Released Claims and are expressly released hereunder, or LJH's rights under the LJH Warrant (as that document is described in the Company's filings with the U.S. Securities and Exchange Commission. Each of the Company Releasees other than the Company party to this Agreement, is an express third party beneficiary of the terms and conditions of this Section 1.6(a).

         (b) RELEASE BY COMPANY AND SUBSIDIARIES. Effective upon the consummation of the Merger, the Company and each of its Subsdiaries who are signatories to this Agreement hereby release, relinquish, acquit, waive and forever discharge each Investor, and each of such Investor's officers, directors, employees, attorneys, representatives (including John R. Cawthron in his capacity as a representative of LJH), affiliates, predecessors, successors, or assigns (all such Persons being referred to herein as the "Investor Released Parties") from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action whether known or unknown at the time of this Agreement, that any of the Company and its Subsidiaries may have, directly or indirectly (including pursuant to any class action), which claims (collectively, the "COMPANY RELEASED CLAIMS") have arisen prior to the date of this Agreement and arise out of or relate in any way to:
(a) the LJH Debt; (b) the CIT Debt; (c) the Merger Agreement or Merger (together, the "Transaction Agreements") or any actions of the Investor Released Parties in connection therewith; (d) any action of LJH, or by any Investor Released Party on behalf of LJH, in its capacity as a lender to the Company, with respect to the LJH Debt; or (e) any Investor's status as a stockholder of the Company, or arising out of any action by an Investor Released Party on behalf of an Investor in its capacity as a stockholder of the Company (including without limitation claims for negligence, gross negligence, fraud, negligent misrepresentation, breach of the duty of care, breach of the duty of loyalty, breaches of the duties of candor, good faith or fair dealing, or breaches of any other fiduciary duty). The Company and each of its Subsidiaries, agree, for themselves and on behalf of each of their affiliates, that they will never initiate, commence, institute, prosecute or otherwise participate in, either directly or indirectly, representatively (such as in a class action) or in any other capacity, any action of any description whatsoever, including both known and unknown claims, against any Investor Released Party that seeks damages or other relief arising out of or relating to the Company Released Claims. Notwithstanding the foregoing, nothing contained in this Section 1.6(b) shall release (i) any right or claim of the Companies arising under or pursuant to the Merger Agreement, this Agreement, or any other written contract or written agreement between any Company and any of the Investor Released Parties related to matters other than the matters that are the subject of the Company Released Claims that are expressly released hereunder, or
(ii) claims for indemnification by any Investor Released Party who is serving or has served as an officer or director of one or more of the Company or any Subsidiary under the laws of the jurisdiction of organization and/or the Certificate (or Articles) of Incorporation or By-Laws of any of the Company or such Subsidiary. Each of the Investor Released Parties, other than Investors party to this Agreement, is an express third party beneficiary of the terms and conditions of this Section 1.6(b).

          1.7 NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

          If to LJH or to Newco, to it at 377 Neva Lane, Denison, TX 75020 attention: Mr. Lacy Harber, telecopy: (903) 465-6514, with a copy to Bracewell & Giuliani, LLP, 500 N. Akard Street, Suite 4000, Dallas, Texas 75201-3387, attention: Michael W. Tankersley, Esq., telecopy (214) 758-8366, or at such other address as LJH or Newco shall have specified by notice to the other parties to this Agreement.

          If to any of the Owl Creek Investors, to it at 640 Fifth Avenue, 20th Floor, New York, NY 10019, attention: Mr. Daniel Sapadin, with a copy to Schulte Roth & Zabel, LLP, 919 Third Avenue, New York, NY 10022 , attention: Peter J. Halasz, Esq., telecopy: (212-593-5955.

          If to the Company, to it at TIMCO Aviation Services, Inc., 623 Radar Road, Greensboro, NC 27410, attention: Chairman, CEO and CFO, with a copy to Akerman Senterfitt, One Southeast Third Avenue, 28th Floor, Miami, FL 33131, attention: Philip B. Schwartz, telecopy (305) 374-5095, copy to: Richards, Layton & Finger, P.A. One Rodney Square, P. O. Box 551, Wilmington, DE 19899,
Attention: Mark Gentile, telecopy (302) 658-6548.

          All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) 72 hours after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company's books and records and this Agreement or any notice delivered hereunder, the Company's books and records will control absent fraud or error.

          1.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. Each representation, warranty, covenant, agreement, liability or obligation of an Investor set forth in or arising out of this Agreement (each being an "Obligation") is agreed by the parties to be the several and not joint Obligation of that Investor, and no Investor shall have any responsibility or liability for the actions of any other Investor. The Investors and Newco shall require as a condition to any sale, transfer assignment or other disposition of their shares of Company Common Stock that the person obtaining such Company Common Stock agree to be bound by this Agreement with respect to such shares, including, without limitation, the granting of a proxy with respect to such shares.

          1.9 GENERAL. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement and the other written agreements of the parties referred to herein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral.

          1.10 GOVERNING LAW; JURISDICTION; JURY WAIVER. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any other choice of Law or conflict of Law provision or rule (whether of the State of Delaware or otherwise). The parties hereto hereby:

          (a) submit to the exclusive jurisdiction of any such state or federal court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto; and

          (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

          (c) EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT.

          1.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

                            [Signature pages follow]

          The undersigned have executed this Agreement as of the date first above written.

                                 TIMCO AVIATION SERVICES, INC.


                                 By:
                                    -------------------------------------
                                 Name:
                                 Title:

                                 TAS HOLDING, INC.


                                 By:
                                    -------------------------------------
                                 Name:
                                 Title:

                                 LJH, LTD.

                                 By DLH Management, L.L.C., its general partner

                                 By:
                                    -------------------------------------
                                         Lacy Harber, President

                                OWL CREEK I, L.P.
                                    By:  Owl Creek Advisors, LLC
                                         its General Partner


                                By:
                                   -------------------------------------
                                Name:
                                Title:

                                OWL CREEK II, L.P.
                                    By:  Owl Creek Advisors, LLC
                                         its General Partner


                                By:
                                   --------------------------------------
                                Name:
                                Title:

                                OWL CREEK OVERSEAS FUND, LTD.


                                By:
                                   --------------------------------------
                                Name:
                                Title:

                                OWL CREEK OVERSEAS FUND II, LTD.


                                By:
                                   --------------------------------------
                                Name:
                                Title:

                                OWL CREEK SOCIALLY RESPONSIBLE INVESTMENT
                                FUND, LTD.


                                By:
                                   --------------------------------------
                                Name:
                                Title:

Subsidiaries executing this Agreement for purposes of Section 1.6(b):

                         AIRCRAFT INTERIOR DESIGN, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance

                         BRICE MANUFACTURING COMPANY, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance


                         TIMCO ENGINE CENTER, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance


                         TIMCO ENGINEERED SYSTEMS, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance

                                   TRIAD INTERNATIONAL MAINTENANCE
                                   CORPORATION



                                By:
                                   --------------------------------------------
                                   Name:    Kevin Carter
                                   Title:   Senior Vice President-Finance

                                   AVIATION SALES DISTRIBUTION
                                   SERVICES COMPANY



                                By:
                                   --------------------------------------------
                                   Name:    Kevin Carter
                                   Title:   Senior Vice President-Finance

                        AVIATION SALES LEASING COMPANY



                        By:
                           --------------------------------------------
                           Name:    Kevin Carter
                           Title:   Senior Vice President-Finance

                           AVIATION SALES PROPERTY
                           MANAGEMENT CORP.



                        By:
                           --------------------------------------------
                           Name:    Kevin Carter
                           Title:   Senior Vice President-Finance

                        AVS/CAI, INC.


                        By:
                           --------------------------------------------
                           Name:    Kevin Carter
                           Title:   Senior Vice President-Finance

                        AVS/M-1, INC.

                        By:
                           --------------------------------------------
                           Name:    Kevin Carter
                           Title:   Senior Vice President-Finance

                        AVS/M-2, INC.



                        By:
                           --------------------------------------------
                           Name:    Kevin Carter
                           Title:   Senior Vice President-Finance

                         AVS/M-3, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance

                         AVSRE, L.P.



                         By:   Aviation Sales Property Management Corp.,
                                      its general partner



                               By:
                                  -----------------------------------
                                  Name:    Kevin Carter
                                  Title:  Senior Vice President-Finance

                         HYDROSCIENCE, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance


                         TMAS/ASI, INC.



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance

                         WHITEHALL CORPORATION



                         By:
                            --------------------------------------------
                            Name:    Kevin Carter
                            Title:   Senior Vice President-Finance

                                   EXHIBIT A-1

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                          TIMCO AVIATION SERVICES, INC.

                                       AND

                                TAS HOLDING, INC.


         The undersigned stockholder of (1) TIMCO Aviation Services, Inc., a Delaware corporation (the "COMPANY") and (2) TAS Holding, Inc., a Delaware corporation ("NEWCO"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints Steven Gerard and Len Singer, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company and Newco that now are or hereafter may be owned beneficially and of record by the undersigned, and any and all other shares or securities of the Company or Newco issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares owned beneficially and of record by the undersigned stockholder as of the date of this Proxy are listed beneath the undersigned's signature on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). This Proxy shall be effective immediately following the execution and delivery of the Unanimous Written Consent of the Stockholders of TAS Holding, Inc. to be executed immediately following the execution of the Merger Agreement (as defined below).

         This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the General Corporation Law of the State of Delaware), is granted pursuant to that certain Conversion, Support and Release Agreement of even date herewith (the "SUPPORT AGREEMENT"), by and among the Company, Newco, LJH, Ltd., a Texas limited partnership, Owl Creek I, L.P., Owl Creek II L.P., Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd. and certain other parties thereto and is granted in consideration of Newco's and the Company's willingness to propose and negotiate towards the execution of an agreement and plan of merger by and between the Company and Newco (the "MERGER AGREEMENT") providing for the merger of Newco with and into the Company (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (1) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (2) the date of termination of the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the General Corporation Law of the State of Delaware), at every annual, special, adjourned or postponed meeting of the stockholders of the Company or Newco, as the case may be, and in every written consent in lieu of such meeting (1) in favor of (X) adoption of the Merger Agreement, (Y) the approval of the Merger (whether consummated pursuant to Section 251 or (if applicable) Section 253 of the General Corporation Law of the State of Delaware and the transactions contemplated thereby and (Z) the adjournment of any meeting of the stockholders of the Company if the Special Committee of the Board of Directors of the Company recommends such adjournment; and (2) against (X) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Newco, (Y) any other action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Newco under the Merger Agreement or the undersigned under the Support Agreement or that could result in any of the conditions to the Company's or Newco's obligations under the Merger Agreement not being fulfilled and (Z) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated thereby. In addition to the other covenants and agreements of the undersigned stockholder provided for elsewhere in this Agreement, from the execution of this Agreement until the Expiration Date, the undersigned stockholder shall not enter into any agreement, arrangement or understanding with any person or entity to take any of the actions described in clause (2) of the foregoing sentence, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this Proxy. The undersigned shall, and the attorneys and proxies named herein, and each of them, are hereby authorized and empowered on behalf of the undersigned to, direct the record owners (if not the undersigned) of any Shares to take any and all actions and to execute such documents (including, without limitation, execution of a proxy) to enable the voting of the Shares pursuant to and in accordance with this Proxy.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         The authority granted to the named attorneys and proxies by this Proxy is limited to the express subject matter, actions and authority described in this Proxy. No other or greater authority is to be implied from the granting of this Proxy. The undersigned stockholder retains the right, power and authority to exercise all other rights associated with the ownership of the shares of the Company and Newco subject to the Proxy, including voting rights, that are not expressly granted to the attorneys and proxies named herein.

         This Proxy is irrevocable (to the extent provided in the General Corporation Law of the State of Delaware).

         Dated:  July 31, 2006


                                ----------------------------------------------
                                (Signature of Stockholder)



                                ----------------------------------------------
                                (Print Name of Stockholder)


                                     Shares owned beneficially and of record:
                                      COMPANY SHARES                NUMBER


                                      NEWCO SHARES                   NUMBER

                                   EXHIBIT A-2

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                          TIMCO AVIATION SERVICES, INC.

                                       AND

                                TAS HOLDING, INC.


         The undersigned, TAS Holding, Inc., a Delaware corporation ("Newco"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware) appoints Steven Gerard and Len Singer, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of TIMCO Aviation Services, Inc., a Delaware corporation (the "Company") and Newco that now are or hereafter may be owned beneficially and of record by the undersigned, and any and all other shares or securities of the Company or Newco issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares owned beneficially and of record by the undersigned stockholder as of the date of this Proxy are listed beneath the undersigned's signature on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). This Proxy shall be effective immediately following the execution and delivery of the Unanimous Written Consent of the Stockholders of TAS Holding, Inc. to be executed immediately following the execution of the Merger Agreement (as defined below).

         This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the General Corporation Law of the State of Delaware), is granted pursuant to that certain Conversion, Support and Release Agreement of even date herewith (the "SUPPORT AGREEMENT"), by and among the Company, Newco, LJH, Ltd., a Texas limited partnership, Owl Creek I, L.P., Owl Creek II L.P., Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd. and certain other parties thereto and is granted in consideration of Newco's and the Company's willingness to propose and negotiate towards the execution of an agreement and plan of merger by and between the Company and Newco (the "MERGER AGREEMENT") providing for the merger of Newco with and into the Company (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (1) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (2) the date of termination of the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the General Corporation Law of the State of Delaware), at every annual, special, adjourned or postponed meeting of the stockholders of the Company or Newco, as the case may be, and in every written consent in lieu of such meeting (1) in favor of (X) adoption of the Merger Agreement, (Y) the approval of the Merger (whether consummated pursuant to Section 251 or (if applicable) Section 253 of the General Corporation Law of the State of Delaware and the transactions contemplated thereby and (Z) the adjournment of any meeting of the stockholders of the Company if the Special Committee of the Board of Directors of the Company recommends such adjournment; and (2) against (X) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Newco, (Y) any other action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Newco under the Merger Agreement or the undersigned under the Support Agreement or that could result in any of the conditions to the Company's or Newco's obligations under the Merger Agreement not being fulfilled and (Z) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated thereby. In addition to the other covenants and agreements of the undersigned stockholder provided for elsewhere in this Agreement, from the execution of this Agreement until the Expiration Date, the undersigned stockholder shall not enter into any agreement, arrangement or understanding with any person or entity to take any of the actions described in clause (2) of the foregoing sentence, or the effect of which would be inconsistent with or violate the provisions and agreements contained in this Proxy. The undersigned shall, and the attorneys and proxies named herein, and each of them, are hereby authorized and empowered on behalf of the undersigned to, direct the record owners (if not the undersigned) of any Shares to take any and all actions and to execute such documents (including, without limitation, execution of a proxy) to enable the voting of the Shares pursuant to and in accordance with this Proxy.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         The authority granted to the named attorneys and proxies by this Proxy is limited to the express subject matter, actions and authority described in this Proxy. No other or greater authority is to be implied from the granting of this Proxy. The undersigned stockholder retains the right, power and authority to exercise all other rights associated with the ownership of the shares of the Company and Newco subject to the Proxy, including voting rights, that are not expressly granted to the attorneys and proxies named herein.

         This Proxy is irrevocable (to the extent provided in the General Corporation Law of the State of Delaware).

         Dated:  July 31, 2006


                                     TAS HOLDING, INC.






                                     By:
                                        ---------------------------------------
                                        John Cawthron, President






                                        Shares owned beneficially and of record:
                                        COMPANY SHARES            NUMBER
                                        --------------            ------
                                        Common Stock              0

                                        NEWCO SHARES              NUMBER
                                        ------------              ------
                                        Common Stock              0

                                ESCROW AGREEMENT

          This Escrow Agreement (this "AGREEMENT") is made and entered into effective as of the 31st day of July 2006 by and among TAS Holding, Inc. a Delaware corporation ("TAS"), TIMCO Aviation Services, Inc., a Delaware corporation ("TIMCO"), and American Bank of Texas, as escrow agent (the "ESCROW AGENT"). TAS and TIMCO are collectively referred to herein as the "PARTIES." Any references to TAS or TIMCO shall include their successors and assigns.

          WHEREAS, pursuant to the terms of the Agreement and Plan of Merger (the "MERGER AGREEMENT") between TIMCO and TAS dated as of July 31, 2006, TAS is to merge with and into TIMCO, with TIMCO being the surviving entity, and the public shareholders of TIMCO will receive cash consideration of $4.00 per share, and the holders of Company Stock Options, Stock Purchase Rights, Company Convertible Debt and the LJH Warrant (as such terms are defined in the Merger Agreement) will receive cash consideration equivalent to $4.00 per share of Company Common Stock into which such rights are exercisable or convertible (all such persons having rights to receive cash consideration as a result of the Merger being referred to herein as "Holders"), or $10,006,524 in the aggregate, subject to the terms and conditions described in the Merger Agreement (the "Merger"); and

          WHEREAS, TAS is delivering to the Escrow Agent $10,006,524 in cash as a deposit (the "DEPOSIT AMOUNT") to be applied to pay the cash consideration to the Holders pursuant to Section 1.10(a) of the Merger Agreement; and

          WHEREAS, the Deposit Amount represents funds contributed to the capital of TAS by its stockholders, LJH, Ltd. ("LJH") and certain affiliated investment partnerships of Owl Creek Asset Management, L.P. ("Owl Creek"); and

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINITIONS. "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Denison, Texas or Greensboro, North Carolina are authorized or required by law to close.

          2. INSTRUCTIONS TO ESCROW AGENT. All instructions received by the Escrow Agent from TAS must be signed by an officer of TAS and of LJH. All instructions received by the Escrow Agent from TIMCO must be signed by an officer of TIMCO.

          3. APPOINTMENT OF THE ESCROW AGENT. The Escrow Agent is hereby appointed as escrow agent with respect to the Escrow (as defined below).

          4. THE ESCROW. In accordance with the terms of the Merger Agreement, TAS has deposited with the Escrow Agent the Deposit Amount, consisting of funds contributed to its capital by LJH and Owl Creek. The Deposit Amount, plus all interest thereon, shall be held and disposed of in accordance with the terms of this Agreement (the "Escrow").

          5. THE ESCROW AGENT'S DUTIES. The Escrow Agent shall hold the Escrow in safekeeping and shall deliver the same or any part thereof, only as set forth in this Agreement.

          6. TERMS OF ESCROW. The terms of the Escrow shall extend until all of the Escrow has been distributed by the Escrow Agent in accordance with SECTION 8 of this Agreement.

          7. INVESTMENT OF ESCROW. The Escrow Agent shall invest and reinvest cash balances in the Escrow each day in such money market or other short-term investment funds as shall be specified in writing jointly by TAS and by TIMCO, as evidenced by a resolution of the Special Committee of the Board of Directors of TIMCO certified to the Escrow Agent by the secretary or assistant secretary of TIMCO; PROVIDED, HOWEVER, that no investment or reinvestment may be made except in the following:

          (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

          (b) certificates of deposit issued by any bank, bank and trust company, or national banking association (including the Escrow Agent and its affiliates), which certificates of deposit are fully insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

          (c) repurchase agreements with any state bank or national banking association (including the Escrow Agent and its affiliates); or

          (d) money market funds maintained by the Escrow Agent that are composed solely of United States of America Treasury Securities.

Interest or other amounts paid on, or with respect to, invested cash balances in the Escrow shall be deemed a part of the Escrow, and shall be held and invested by the Escrow Agent in accordance with the terms of this Agreement.

          If the Escrow Agent has not received written instructions from the Parties at any time that an investment decision must be made, the Escrow Agent shall invest such cash balances, or any portion thereof as to which no such written instruction has been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of the Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than 30 days. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to the Parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required under this Agreement, and the Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by the Escrow Agent for deposit into the Escrow, or any written instruction from the Parties received by the Escrow Agent with respect to investment of any funds in the Escrow after ten o'clock a.m., Central Time, the Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next Business Day.

          The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment. Interest and other earnings on permitted investments shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account. Although TAS and TIMCO each recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, TAS and TIMCO hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month.

          8. DISTRIBUTION OF THE ESCROW. The Escrow Agent is directed to hold and distribute the Escrow, as follows:

          (a) The Escrow Agent is hereby authorized and directed to release and deliver the Escrow, as TAS and TIMCO, as evidenced by a resolution of the Special Committee of the Board of Directors of TIMCO certified to the Escrow Agent by the secretary or assistant secretary of TIMCO, may jointly direct the Escrow Agent in writing at any time or from time to time, and, without limiting the foregoing, TAS and TIMCO agree:

          (i) upon the consummation of the Merger, the Escrow Agent shall release and deliver the Escrow, minus any excess of the Escrow over the Deposit Amount (the "Escrow Excess Amount"), to the Paying Agent under the Merger Agreement, who shall be identified to Escrow Agent in a written notice by TAS and TIMCO, as evidenced by a resolution of the Special Committee of the Board of Directors of TIMCO certified to the Escrow Agent by the secretary or assistant secretary of TIMCO, prior to the consummation of the Merger, and thereupon to release and deliver the Escrow Excess Amount to TIMCO as the surviving corporation of the Merger. Delivery to the Escrow Agent of a Certificate of Merger evidencing the merger of TAS, with and into TIMCO, and bearing the seal of the Secretary of State of the State of Delaware and certified to be in effect by the Secretary of TIMCO is agreed by TIMCO and TAS to be sufficient evidence of the consummation of the Merger, and upon receipt thereof, the Escrow Agent is hereby authorized and directed to release and deliver the Escrow in accordance with this Section 8(a)(i); and

          (ii) if the Merger Agreement is terminated, the Escrow Agent shall release and deliver to LJH 80.52% of the Escrow and to Owl Creek 19.48% of the Escrow, solely upon receipt of joint instructions to such effect by TAS and the Special Committee of the Board of Directors of TIMCO; or

          (b) The Escrow Agent is hereby authorized and directed to release and deliver the Escrow in accordance with, and upon the Escrow Agent's receipt of, a certified copy of a final judgment or order, unappealed or unappealable, of a court of competent jurisdiction ordering such release and delivery.

          (c) Upon and after the consummation of the Merger, because TAS and TIMCO will have merged into a single corporation which will continue under the name of TIMCO, all subsequent instructions and actions required under this Agreement by either of TAS or TIMCO shall be performed by TIMCO.

          9. THE ESCROW AGENT'S AUTHORITY TO ACT.

          (a) Subject to the requirements set forth in SECTION 2, the Escrow Agent may act in accordance with the terms of this Agreement upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other written or electronic document which the Escrow Agent in good faith, after reasonable inquiry, believes to be genuine.

          (b) The Escrow Agent shall be deemed to have properly delivered any item of the Escrow upon (i) delivery by wire transfer to such accounts as the Escrow Agent may be instructed in writing by the person to whom delivery is to be made; (ii) delivery in person at the Escrow Agent's offices; or (iii) delivery in any other manner pursuant to written instructions of the person to whom delivery is to be made.

          (c) In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Escrow Agent shall not be liable to anyone for damages, losses or expenses which may be incurred as a result of the Escrow Agent so acting or failing to so act; PROVIDED, HOWEVER, the Escrow Agent shall not be relieved from liability for damages arising out of its gross negligence or willful misconduct under this Agreement or breach of this Agreement.

          (d) The Escrow Agent is expressly authorized and directed to deliver to LJH and to Owl Creek copies of all written notices and reports delivered by Escrow Agent to TAS or TIMCO pursuant to this Agreement, and to respond to reasonable requests by either of LJH or Owl Creek for information relating to this Agreement and the Escrow. In the event of any dispute arising under this Agreement, LJH and Owl Creek are agreed by the Parties to be express third party beneficiaries of this Agreement and to have the right to appear and participate in any such litigation as their rights may appear.

          10. OTHER AGREEMENTS. The Escrow Agent is not a party to, nor is it bound by, any other agreement or undertaking among the Parties, it being the intention of the Parties hereto that the Escrow Agent assents to and shall be obligated to give attention only to the terms and provisions hereof. Unless otherwise provided in SECTION 9(A), SECTION 13(A) or SECTION 14, the Escrow Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of TAS or TIMCO with respect to arrangements or contracts with each other or with others, the Escrow Agent's sole duty hereunder being to hold the Escrow and to dispose of and deliver the same in accordance with the terms of this Agreement.

          11. STANDARD OF CARE.

          (a) The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.

          (b) If the Escrow Agent is required by the terms hereof to determine the occurrence of any event or contingency, the Escrow Agent shall, in making such determination, be liable only for its willful misconduct or gross negligence, as determined in light of all the circumstances, including the time and facilities available to it in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Escrow Agent may request from TAS, TIMCO or any other person such reasonable additional evidence as the Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including without limitation, TAS and TIMCO, and the Escrow Agent shall not be liable for any damages resulting from its delay in acting hereunder pending its receipt and examination of additional evidence requested by it.

          (c) Unless otherwise expressly provided in this Agreement, whenever the Escrow Agent is required by the terms hereof to take action upon the occurrence of any event or contingency, the time prescribed for such action shall in all cases be a reasonable time after written notice received by the Escrow Agent for the happening of such event or contingency.

          12. RESIGNATION AND REMOVAL OF THE ESCROW AGENT. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving 10 days' prior written notice to the Parties. The Escrow Agent may be removed as Escrow Agent hereunder, with or without cause, by the Parties, acting collectively, by furnishing collective written instructions to the Escrow Agent, at any time by the giving of 10 days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent or upon payment of the Escrow to the registry of court of competent jurisdiction, as provided herein below. Upon any such notice of resignation or removal, the Parties shall collectively appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000. If TAS and TIMCO have not collectively appointed a successor Escrow Agent within twenty (20) days after the date of notice of the Escrow Agent's resignation or removal, the Escrow Agent shall deliver the Escrow to the registry of a court of competent jurisdiction. Upon the acceptance in writing of any appointment as the Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties previously vested in the Escrow Agent who has resigned or has been removed (the "Retiring Escrow Agent"), including delivery of such funds to the registry of a court of competent jurisdiction. Upon the effectiveness of the Retiring Escrow Agent's resignation or removal, the Retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as the Escrow Agent hereunder prior to the effectiveness of such resignation or removal. After the effectiveness of the Retiring Escrow Agent's resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Escrow Agent under this Agreement.

          13. LIABILITY OF THE ESCROW AGENT.

          (a) The Escrow Agent shall have no liability or obligation with respect to the Escrow, except for the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement. The Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith, after reasonable inquiry, believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow, any account in which the Escrow is deposited, this Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in good faith in accordance with the written opinion or instruction of such counsel provided to each of TAS and TIMCO. The Parties, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by a court of competent jurisdiction with respect to the Escrow without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies in good faith with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (c) The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

          (d) Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any parties hereto, anything herein to the contrary notwithstanding.

          14. INDEMNIFICATION OF THE ESCROW AGENT. From and at all times after the date of this Agreement, the Parties, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (but excluding Lacy Harber, John Cawthron, LJH, Ltd. and TAS) (collectively, the "INDEMNIFIED PARTIES") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation TAS or TIMCO, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnified Parties under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; PROVIDED,

HOWEVER, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party or from the breach of this Agreement by such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Parties in writing, and the Parties shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be paid by such Indemnified Party, except that TAS and/or TIMCO shall be required to pay such reasonable fees and expenses if (a) TAS and/or TIMCO agree to pay such fees and expenses, (b) TAS and/or TIMCO shall fail to assume the defense of such action or proceeding or shall fail to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) TAS and TIMCO are plaintiffs in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impeded parties) include both the Indemnified Party and TAS and/or TIMCO, and the Indemnified Party shall have been advised by counsel that principles of legal ethics prevent one counsel from representing all of the named parties. The Parties shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by TAS and/or TIMCO pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Parties, jointly and severally, upon demand by such Indemnified Party. Notwithstanding the joint and several liability of the Parties, each of TAS and TIMCO hereby agree to pay one-half of the foregoing losses, damages, costs and expenses of the Indemnified Parties unless otherwise ordered by a court of competent jurisdiction. The obligations of the Parties under this SECTION 14 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

          The Parties agree that neither the payment by TAS or TIMCO of any claim by the Escrow Agent or any Indemnified Party for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent or any Indemnified Party from the Escrow in respect of a claim by the Escrow Agent or any Indemnified Party for indemnification shall impair, limit, modify or affect, as among the Parties the respective rights and obligations of TAS or TIMCO under the Merger Agreement.

          No expenses or indemnification pursuant to this Agreement may be paid from the Deposit Amount.

          15. TIME OF PERFORMANCE. Under the terms hereof, if the time for performance of any provision shall fall on a date which is not a Business Day, the performance thereof on the next succeeding Business Day shall be deemed to be in full compliance. Whenever time is referred to in this Agreement, it shall be the time recognized by the Escrow Agent in the ordinary conduct of its normal business transactions.

          16. BANKRUPTCY, ETC. The bankruptcy, insolvency, reorganization or absence of TAS or TIMCO shall not affect or prevent performance by the Escrow Agent of its obligations or its right to rely upon instructions received hereunder.

          17. REMEDIES OF THE ESCROW AGENT. As additional consideration for and as an inducement for the Escrow Agent to act hereunder, it is understood and agreed that in the event of any disagreement between the parties to this Agreement or in the event any other person or entity claims an interest in the Escrow or any part thereof, and such disagreement or claim results in adverse claims and demands being made by them or any of them in connection with or for any part of the Escrow, the Escrow Agent shall pay the Escrow to the registry of a court of competent jurisdiction for determination of the rights of TAS and TIMCO thereto, whereupon the Escrow Agent shall have no further obligation with respect to the Escrow to either TAS or TIMCO. Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to TAS or TIMCO for the failure of the Escrow Agent to comply with the conflicting or adverse demands of TAS or TIMCO or of any other persons or entities claiming an interest in the Escrow or any part thereof.

          18. FEES AND EXPENSES.

          (a) Each of TAS and TIMCO hereby agree to pay one-half of the fees of the Escrow Agent for its ordinary services hereunder, as determined in accordance with, and payable as specified in, the Schedule of Fees set forth in
SCHEDULE 1 attached hereto unless otherwise ordered by a court of competent jurisdiction. In addition, each of TAS and TIMCO hereby agrees to pay one-half of the Escrow Agent's reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable legal fees and expenses, in the event the Escrow Agent deems it necessary to retain counsel after the date of this Agreement. Such expenses shall be paid to the Escrow Agent within 10 days following receipt by TAS and TIMCO of a written statement setting forth such expenses.

          (b) Each of TAS and TIMCO agrees that in the event any controversy arises under or in connection with this Agreement or the Escrow, or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrow, it will pay to the Escrow Agent one-half of the reasonable compensation for its extraordinary services and reimburse the Escrow Agent for one-half of all reasonable costs and expenses associated with such controversy or litigation, including, but not limited to reasonable legal fees and expenses unless otherwise ordered by a court of competent jurisdiction. The Escrow Agent shall give written notice to the Parties prior to incurring any such fees, costs or expenses, and an estimate of the amount of such fees, costs and expenses.

          (c) Each of TAS and TIMCO warrants and agrees with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow or any part thereof; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow or any part thereof; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow or any part thereof or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrow or any part thereof.

          (d) The Escrow Agent waives any right of set off or any other legal right or claim that it or any assignee may have or assert against the Escrow, excluding only exceptions that may arise pursuant to this Agreement. No expenses payable pursuant to Section 18 of this Agreement may be paid from the Deposit Amount.

          (e) In the event fees and expenses of the Escrow Agent are to be paid pursuant to SECTION 14 hereof, it is understood and agreed by both TAS and TIMCO that such fees and expenses are in addition to those described above.

          19. EFFECTIVE DATE. The effective date of this Agreement shall be the date hereof.

          20. TERMINATION AND RESIGNATION. Unless sooner terminated as hereinafter provided, this Agreement shall terminate without action of any party when all of the terms hereof shall have been fully performed.

          21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

          22. AMENDMENTS. This Agreement cannot be amended or modified except by another agreement in writing signed by all the parties hereto or by their respective successors in interest.

          23. HEADINGS. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this agreement.

          24. GOVERNING LAW. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Texas without giving effect to the conflict of laws principles thereof.

          25. WITHHOLDING. The Escrow Agent shall not be responsible or liable for determination or payment of any taxes assessed against the Escrow or the income therefrom nor for the preparation or filing of any tax returns other than withholding required by statute or treaty. The Parties agree to provide the Escrow Agent any information necessary to perform any such required withholding, including IRS Form W-8 or W-9, as applicable, and the Escrow Agent shall be entitled to rely on such information. The Escrow Agent will establish the account holding the Escrow under the EIN of TAS; if Escrow Agent is responsible for tax reporting as set forth in this SECTION 25, it will be rendered under the aforementioned TIN.

          26. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:

         if to TAS:              TAS Holding, Inc
                                 c/o Cawthron, Womack & Coker, P.C.
                                 First Waco Center
                                 1700 N. Valley Mills Drive
                                 P. O. Box 8256
                                 Waco, TX  76714
                                 Telephone No.:  (817) 776-3871
                                 Facsimile No.: (254) 776-4346
                                 Attention: John Cawthron

         with a copy to:         Bracewell & Giuliani LLP

                                 500 N. Akard Street, Suite 4000
                                 Dallas, TX  75201
                                 Telephone No.:  (214) 758-1000
                                 Facsimile No.: (214) 758-1010
                                 Attention: Michael W. Tankersley

         with a copy to:         Beard, Kultgen, Brophy, Bostwick &
                                 Dickson, LLP
                                 Central Tower
                                 5400 Bosque Boulevard, Suite 301
                                 Waco, TX  76710
                                 Telephone No.:  (254) 776-5500
                                 Facsimile No.: (254) 776-3591
                                 Attention: Richard E. Brophy, Jr.

         if to TIMCO:            TIMCO Aviation Services, Inc.
                                 623 Radar Road
                                 Greensboro, NC  27410
                                 Telephone No.:  (336) 668-4410
                                 Facsimile No:  (336) 337-1867
                                 Attention:  CEO and CFO

         with a copy to:         Akerman Senterfitt
                                 One Southeast Third Avenue, 28th Floor
                                 Miami, FL  33131
                                 Telephone No.:  (305) 982-5604
                                 Facsimile No:  (305) 374-5095
                                 Attention: Philip B. Schwartz

         with a copy to:         Richards, Layton & Finger, P.A.
                                 One Rodney Square
                                 P. O. Box 551
                                 Wilmington, DE 19899
                                 Telephone No.:  (302) 658-6500
                                 Facsimile No.: (302) 658-6548
                                 Attention: Mark Gentile


         If to Escrow Agent:     American Bank of Texas
                                 931 West Main
                                 Dennison TX 75020
                                 Telephone No.: (903) 463-3510
                                 Facsimile No.: (903)
                                 Attention:  James Parker

          27. REPORTS. At least monthly, within ten days of the end of each calendar month, the Escrow Agent shall provide each of the Parties, LJH and Owl Creek with a full accounting of the

Escrow, and a report of all transactions regarding the Escrow (including receipts, investments and disbursements) not previously reported.

          28. DEALINGS. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell and deal in any of the securities of the Parties and become pecuniarily interested in any transaction in which the Parties may be interested, and contract and lend money to the Parties and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for TAS or TIMCO or for any other entity. The Parties acknowledge that they are aware that Escrow Agent is owned by LJH or an affiliate.

          29. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, provided that (i) Owl Creek is an express third party beneficiary of this Agreement and (ii) after the effectiveness of the Merger and until such time as the Deposit Amount is delivered to the Paying Agent, the Holders shall be express third party beneficiaries of this Agreement. The provisions of this Agreement for their benefit may be enforced by such express third party beneficiaries.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first stated above.


TAX IDENTIFICATION NUMBER:          PARTIES:

___________                         TAS Holding, Inc.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

___________                         TIMCO Aviation Services, Inc.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    ESCROW AGENT:

                                    American Bank of Texas, as Escrow Agent


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                   SCHEDULE 1

                                  FEE SCHEDULE




          An administrative fee of $100 will be payable upon distribution of the Escrow.

                                                              EXECUTION COPY



              -----------------------------------------------------



                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                              TRANSACTION AGREEMENT



                                  BY AND AMONG
                                   LJH, LTD.,
                     OWL CREEK I, L.P., OWL CREEK II, L.P.,
                        OWL CREEK OVERSEAS FUND I, LTD.,
                        OWL CREEK OVERSEAS FUND II, LTD.,
            AND OWL CREEK SOCIALLY RESPONSIBLE INVESTMENT FUND, LTD.
                                       AND
                                TAS HOLDING, INC.




                               AS OF JULY 31, 2006



              -----------------------------------------------------

           AMENDMENT NO. 1 TO AMENDED & RESTATED TRANSACTION AGREEMENT

          AMENDMENT NO. 1 TO AMENDED AND RESTATED TRANSACTION AGREEMENT, dated as of July 31, 2006 (the "Agreement"), by and among LJH, Ltd., a Texas limited partnership ("LJH"), Owl Creek I, L.P., Owl Creek II L.P., each a Delaware limited partnership, and Owl Creek Overseas Fund, Ltd. and Owl Creek Overseas Fund II, Ltd. and Owl Creek Socially Responsible Investment Fund, Ltd. ("OCSRIF"), each an an exempted company organized under the laws of the Cayman Islands (together, the "Owl Creek Investors," and together with LJH, the "Investors") and TAS Holding, Inc., a Delaware corporation ("Newco"), to amend the Amended and Restated Transaction Agreement between the Investors and Newco dated April 20, 2006 (the "Transaction Agreement") on the terms and conditions set forth herein.

          WHEREAS, on April 20, 2006 LJH acquired from Monroe Capital Advisors LLC indebtedness of TIMCO Aviation Services, Inc. (the "Company") in the approximate amount of $18.4 million (the "Monroe Debt") and amended the terms of the Monroe Debt to decrease the interest rate and fees payable thereunder and to waive certain existing events of default under the Monroe Debt for the benefit of the Company and advanced to the Company additional working capital in the amount of $6.0 million thereunder (the "Term Loan C") which in turn allowed the Company to amend the terms of its indebtedness to CIT Group/Business Credit, Inc. (the "CIT Debt") to resolve certain existing events of default and to increase the amount of funding available under that facility (the "Debt Restructure");

          WHEREAS, Newco has entered into an Agreement and Plan of Merger between Newco and the Company (the "Merger"), whereby Newco would merge with and into the Company and the remaining stockholders of the Company, other than the Investors, would receive $4.00 per share in cash (the "Merger Consideration"), and a related Escrow Agreement between Newco, the Company and American Bank of Texas, as escrow agent, (the "Escrow Agreement") pursuant to which Newco has deposited the sum of $10,006,524 received as capital contributions from the Investors into escrow in order to pay the stockholders of the Company other than TAS and the Investors the Merger Consideration;

          WHEREAS, the Investors, Newco and the Company have entered into a Conversion, Support and Release Agreement which provides that the Company will issue to the Investors, on a pro rata basis and on the terms and conditions stated therein 2,400,000 shares of Common Stock in exchange for and as payment in full of the outstanding principal amount of the Term Loan C (the "Conversion Agreement");

          WHEREAS, the Investors desire to amend the Transaction Agreement as set forth herein to reflect the understandings of the parties with respect to the Merger and related transactions and to add OCSRIF as a party to the Transaction Agreement.

          NOW, THEREFORE, the Investors and Newco agree as follows:

                                   ARTICLE I

                             AMENDMENT; DEFINITIONS


          1.1 AMENDMENT AND RESTATEMENT. Except as expressly amended by this Agreement, the Transaction Agreement remains in full force and effect.

          1.2 DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined have the meanings given them in the Transaction Agreement.

                                   ARTICLE II

                                  TRANSACTIONS

          2.1 MERGER AND RELATED TRANSACTIONS. The Transaction Agreement is amended by deleting Section 2.2 and replacing it in its entirety with the following:

          2.2 CAPITALIZATION OF NEWCO; MERGER; CONVERSION.

                    (a) Upon the execution of the Merger Agreement between Newco and the Company, LJH and the Owl Creek Investors have funded Newco with $10,006,524, representing the product of $4.00 multiplied by the number of issued and outstanding shares of Company Common Stock that are not owned by the Investors plus the number of shares of Company Common Stock that are issuable upon the exercise of existing conversion rights by the holders of the Subordinated Convertible Notes and holders of warrants, options and stock grant rights identified on Exhibit A to this Agreement. Of this amount, LJH has contributed the sum of $8,057,252 (80.52%) in return for the issuance by Newco to LJH of 20,143,130 shares of Newco Common Stock and the Owl Creek Investors have contributed the sum of $1,949,272.00 (19.48%) in return for the issuance by Newco to the Owl Creek Investors of 4,873,180 shares of Newco Common Stock.

                    (c) The Investors agree that Newco may, pursuant to the Merger Agreement, deposit the sum of $10,006,524 in an escrow account subject to the terms of an Escrow Agreement between Newco and the Company (the "Escrow Agreement") in the form attached to this Agreement as Exhibit B, to be disbursed as provided in the Escrow Agreement and the Merger Agreement. Any modification of the Escrow Agreement will be subject to the consent of each of the Investors, not to be unreasonably withheld.

                    (d) On or before the date that is two business days prior to the closing contemplated by the Merger Agreement, and subject to the satisfaction of the conditions to closing set forth in this Agreement in Section 2.2(f) and in the Merger Agreement, the Investors will contribute all shares of Company Common Stock owned by them to Newco. LJH will contribute 15,385,812 shares of Company Common Stock to Newco in return for the issuance by Newco to LJH of 153,858,120 shares of Newco Common Stock and the Owl Creek Investors will contribute an aggregate of 3,722,399 shares of Company

          Common Stock to Newco in return for the issuance by Newco to the Owl Creek Investors of 37,223,990 shares of Newco Common Stock.

                    (e) On or before the date that is two business days prior to the closing contemplated by the Merger Agreement, and subject to the satisfaction of the conditions to closing set forth in this Agreement in this Section 2.2, LJH will endeavor to cause the Company to exchange the Term C Loan for 2,400,000 shares of the Company's Common Stock pursuant to the Conversion Agreement. The Owl Creek Investors consent and agree to such action by LJH undertaken in accordance with the Conversion Agreement. The Investors agree to contribute all of the shares of the Company's Common Stock received upon such exchange to Newco, of which 1,932,480 (80.52%) shares of Company Common Stock will be deemed contributed to Newco by LJH in return for the issuance by Newco to LJH of 19,324,800 shares of Newco Common Stock and 467,520 (19.48%) shares of Company Common Stock will be deemed contributed to Newco by the Owl Creek Investors in return for the issuance by Newco to the Owl Creek Investors of 4,675,200 shares of Newco Common Stock. LJH is authorized to take all reasonably necessary actions on behalf of the Investors to effect the transactions described in this Subparagraph (e); provided that before taking such actions LJH will provide the Owl Creek Investors with reasonable notice of such actions and a reasonable opportunity to review and consult in taking such actions.

                    (f) The closing (the "CLOSING") of each issuance of Newco Common Stock described in this Section 2.2 shall take place at the offices of Bracewell & Giuliani LLP, 500 N. Akard, Suite 4000, Dallas Texas on the dates specified above or at such other place and time as the Investors may otherwise agree. At each closing, Newco will issue to each of the Investors certificates for the indicated number of shares of Newco Common Stock in such denominations as any of them may specify and each of the parties will execute and deliver such certifications, receipts and acknowledgements as any of the parties may reasonably request to evidence such actions.

          2.2 SEC FILINGS. The Transaction Agreement is amended by deleting
Section 2.3 and replacing it in its entirety with the following:

                    2.3 SEC FILINGS. Each of the Investors agrees to file promptly an amendment to its or their respective Schedule 13D's with the SEC disclosing their agreement to pursue the transactions described in this Agreement and to provide each party to this Agreement with prompt notice of any development which would under applicable rules require an amendment to their respective Schedule 13D's. The Investors understand that a Schedule 13E-3 filing with the SEC under Rule 13E-3 (the "Schedule 13e-3 Filing") will be required in order to consummate the exchange of the Working Capital Infusion for 2,400,000 shares of Company Common Stock and consummate the Merger. Newco and the Investors agree to make the Schedule 13E-3 Filing as promptly as practicable after execution of the Merger Agreement but in no event later than 10 Business Days after the date thereof. No filings of, or amendment or supplement to, the Schedule 13E-3 Filing will be made by Newco or the Investors without providing the Investors a reasonable opportunity to review and comment thereon. Each of the Investors agrees to promptly provide the information reasonably required for inclusion in each filing with the SEC necessary to consummate the transactions contemplated herein, and represents and warrants to the other parties to this Agreement that all such information provided solely with respect to such party will be true and correct in all material respects and will not misstate any material fact or omit to state any material fact required to be stated therein, in light of the circumstances in which they were made, in order that the information provided will not be misleading.

          2.3 CONDITIONS TO CLOSING. The Transaction Agreement is amended by deleting Section 2.4 and replacing it in its entirety with the following:

                    2.4 CONDITIONS TO CLOSING FOR THE INVESTORS. The Investors' several obligations to take the actions described in Section 2.2 of this Agreement on the dates contemplated therein (each such date being a "Closing Date") are subject to the satisfaction, on or prior to each such Closing Date, of the conditions set forth below:

                    (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by each of the parties herein shall have been true and correct when made and shall be true and correct on and as of the applicable Closing Date with the same force and effect as though made on and as of the Closing Date, except for any representations and warranties that are made as of a specific date which shall only be required to be true and correct as of such date.

                    (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each of the Investors on or prior to the applicable Closing Date shall have been performed or complied with.

                    (c) SECRETARY'S CERTIFICATE. The Investors shall have received copies of resolutions of the Board of Directors of Newco, the form and substance of which are reasonably satisfactory to the Investors, authorizing any actions being taken by Newco in connection with such Closing and certified by the Secretary of Newco.

                    (d) BOARD OF NEWCO. As of the initial Closing Date, the Board of Directors of Newco shall be constituted in accordance with the Stockholders Agreement.

                    (e) CONSENTS. All consents and approvals to the transactions contemplated by this Agreement required to be obtained from any third party shall have been obtained.

                    (f) LEGALITY. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with such action shall have been duly obtained and shall be in full force and effect.

                    (g) GENERAL. All instruments and legal and organizational proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received copies of all documents, including records of company proceedings and officers' certificates, which they may have reasonably requested in connection therewith.

                    (h) MERGER AGREEMENT. The Merger Agreement shall not have been terminated and shall continue to be in full force and effect.

          2.4 ADDITION OF OWL CREEK SOCIALLY RESPONSIBLE INVESTMENT FUND, LTD. Effective as of the date of this Agreement, OCSRIF agrees to become a party to the Transaction Agreement, with all of the rights and obligations of a party thereunder, and LJH, Newco and the other Owl Creek Investors acknowledge and agree to OCSRIF becoming a party to the Transaction Agreement.

          2.5 REINSTATEMENT OF STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. The Investors agree to reinstate the Stockholders Agreement among Newco and the Investors and the Registration Rights Agreement among Newco and the Investors, each dated April 10, 2006, to have full legal and binding force and effect as of the date of this Agreement to govern the ownership of Newco by the Investors.

          2.6 INDEMNIFICATION RELATING TO HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT. LJH agrees to indemnify, defend and hold harmless the Owl Creek Investors from and against any liability that any of them may incur that arises in connection with or results from the obligations of Lacy Harber or LJH under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the regulations thereunder relative to the acquisition or ownership of voting securities of the Company.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

LJH hereby represents and warrants to the Owl Creek Investors, and each of the Owl Creek Investors, jointly and severally, hereby represents and warrants to LJH, as follows:

          3.1 ORGANIZATION. It is duly organized and validly existing and in good standing under the laws of its state of organization.

          3.2 ORGANIZATIONAL POWER. It has all necessary power and authority to enter into and perform this Agreement, to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. It has taken all action necessary to authorize this Agreement.

          3.3 AUTHORIZATION. All approval and action on the part of such Investor by its owners and its governing body necessary for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been or will be taken. This Agreement is a legal, valid and binding agreement of the Investor, enforceable in accordance with its terms. The execution, delivery and performance by such Investor of this Agreement will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which such Investor is subject, its organizational documents, or any Contractual Obligation to which such Investor is a party or by which it is bound.

          3.4 LITIGATION. As of the date of this Agreement, no litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to the Investor's knowledge, threatened, against such Investor with respect to its ownership of Company Common Stock or the transactions contemplated by this Agreement.

          3.5 CONSENTS. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with such Investor's valid execution, delivery or performance of this Agreement, except as expressly contemplated herein.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          4.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. Newco shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Investors and any attempted assignment otherwise shall be void. The Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company. Whether or not any express assignment has been made in this Agreement, provisions of this Agreement that are for the Investors' benefit as the holder of any Company Common Stock are also for the benefit of, and enforceable by, all subsequent holders of the Company Common Stock.

          4.2 GENERAL. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement and the other written agreements of the parties referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral.

          4.3 AMENDMENTS: COUNTERPARTS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investors. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

          4.4 GOVERNING LAW; JURISDICTION. The laws of the State of Delaware, without reference to conflict of laws principles, shall govern the validity, construction and interpretation of this Agreement. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought exclusively in the courts of the State of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided in accordance with Section 5.2 of the Transaction Agreement, such service to become effective 10 days after such mailing.

                            [Signature pages follow]

         The undersigned have executed this Amendment No. 1 to Amended and Restated Transaction Agreement as of the date first above written.

                                 TAS HOLDING, INC.


                                 By:
                                    -------------------------------------------
                                 Name:  John Cawthron
                                 Title:   President


                                 LJH, LTD.

                                 By:      DLH Management, L.L.C.,
                                          its general partner


                                          By:____________________________
                                              Lacy Harber, President


                                 OWL CREEK I, L.P.
                                          By:    Owl Creek Advisors, LLC
                                                 its General Partner


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                 OWL CREEK II, L.P.
                                          By:    Owl Creek Advisors, LLC
                                                 its General Partner


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                OWL CREEK OVERSEAS FUND, LTD.


                                By:
                                   --------------------------------------------
                                Name:
                                Title:

                                OWL CREEK OVERSEAS FUND II, LTD.


                                By:
                                   --------------------------------------------
                                Name:
                                Title:


                                OWL CREEK SOCIALLY RESPONSIBLE
                                INVESTMENT FUND, LTD.


                                By:
                                   --------------------------------------------
                                Name:
                                Title:

                                    EXHIBIT A

Summary of Outstanding Common Stock, Options, Warrants, Conversion Rights of TIMCO Aviation Services, Inc. and TAS Holding, Inc.

------------------------------------------- ---------------- --------------
                   Shareholders                No. of shares    Payoff @ $4
------------------------------------------- ---------------- --------------
LJH                                              15,385,812              0
------------------------------------------- ---------------- --------------
Owl Creek                                         3,722,399              0
------------------------------------------- ---------------- --------------
Public Shareholders                               2,332,829     $9,331,316
------------------------------------------- ---------------- --------------

------------------------------------------- ---------------- --------------
Total shares outstanding                         21,441,040
------------------------------------------- ---------------- --------------

------------------------------------------- ---------------- --------------
LJH Warrant                                          47,125       $188,332
------------------------------------------- ---------------- --------------
New Sr. Conv Notes due 12/31/2006                    71,219       $284,876
------------------------------------------ ---------------- --------------
Junior Conv Notes due 1/2/2007                       38,738       $154,946
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In the money options and surplus                     11,250        $45,000
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 Subtotal of conversion/warrant rts.                168,332       $673,154
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 Subtotal of purchased shares                     2,501,161    $10,004,470
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Total                                            21,609,372
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TAS Holding, Inc. Share Issuances
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                   Shareholders          No. of shares         Consideration
--------------------------------------- -------------- -------------------------
LJH - exchange of TIMCO shares            153,858,120   15,385,812 TIMCO Shares
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Owl Creek - exchange of TIMCO shares       37,223,990    3,722,399 TIMCO Shares
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  Subtotal                                191,082,110   19,108,211 TIMCO Shares
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  Cash Capital Contribution to Newco
--------------------------------------- -------------- -------------------------
Portion to LJH (80.52%)                    20,143,130                $8,057,252
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Portion to Owl Creek Investors (19.48%)     4,873,180                $1,949,272
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  Subtotal                                 25,016,310               $10,006,524
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  Exchange of Working Cap. Infusion
--------------------------------------- -------------- -------------------------
Portion to LJH (80.52%)                    19,324,800                $4,831,200
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Portion to Owl Creek Investors (19.48%)     4,675,200                $1,168,800
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  Subtotal                                 24,000,000                $6,000,000
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Total Newco Shares                        240,098,420
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